EXHIBIT 99.2



                         AGREEMENT AND PLAN OF MERGER


                         Dated as of December 18, 2003


                                     Among


                              ROTO-ROOTER, INC.,


                              MARLIN MERGER CORP.


                                      And


                         VITAS HEALTHCARE CORPORATION




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                              TABLE OF CONTENTS

                                                                           Page




SECTION 1.02.  Closing........................................................2
SECTION 1.03.  Effective Time.................................................2
SECTION 1.04.  Effects........................................................2
SECTION 1.05.  Certificate of Incorporation and By-laws.......................2
SECTION 1.06.  Directors......................................................2
SECTION 1.07.  Officers.......................................................2


                                  ARTICLE II

   Effect on the Capital Stock of the Constituent Corporations; Exchange of
                                 Certificates

SECTION 2.01.  Effect on Capital Stock........................................3
SECTION 2.02.  Exchange of Certificates.......................................4


                                  ARTICLE III

                 Representations and Warranties of the Company

SECTION 3.01.  Organization, Standing and Power...............................8
SECTION 3.02.  Company Subsidiaries; Equity Interests.........................8
SECTION 3.03.  Capital Structure..............................................9
SECTION 3.04.  Authority; Execution and Delivery; Enforceability.............10
SECTION 3.05.  No Conflicts; Consents........................................11
SECTION 3.06.  Financial Statements; SEC Reporting...........................12
SECTION 3.07.  Information Supplied..........................................13
SECTION 3.08.  Absence of Certain Changes or Events..........................13
SECTION 3.09.  Taxes.........................................................14
SECTION 3.10.  Absence of Changes in Benefit Plans...........................16
SECTION 3.11.  ERISA Compliance; Excess Parachute Payments...................17
SECTION 3.12.  Proceedings...................................................20
SECTION 3.13.  Compliance with Applicable Laws...............................21
SECTION 3.14.  Assets Other than Real Property Interests.....................22
SECTION 3.15.  Real Property.................................................22


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SECTION 3.16.  Labor Matters.................................................22
SECTION 3.17.  Contracts.....................................................22
SECTION 3.18.  Environmental Matters.........................................25
SECTION 3.19.  Intellectual Property.........................................26
SECTION 3.20.  Brokers.......................................................27
SECTION 3.21.  No Grounds for Federal Health Care Program Exclusion..........27
SECTION 3.22.  Limitation....................................................27
SECTION 3.23.  Acknowledgement...............................................27


                                  ARTICLE IV

               Representations and Warranties of Parent and Sub

SECTION 4.01.  Organization, Standing and Power..............................28
SECTION 4.02.  Sub...........................................................28
SECTION 4.03.  Authority; Execution and Delivery; Enforceability.............28
SECTION 4.04.  No Conflicts; Consents........................................29
SECTION 4.05.  Information Supplied..........................................30
SECTION 4.06.  Brokers.......................................................30
SECTION 4.07.  Financing.....................................................30
SECTION 4.08.  SEC Documents.................................................30
SECTION 4.09.  Absence of Certain Changes or Events..........................31
SECTION 4.10.  Proceedings...................................................31
SECTION 4.11.  State Takeover Statutes.......................................31
SECTION 4.12.  No Grounds for Federal Health Care Program Exclusion..........31
SECTION 4.13.  Limitation....................................................31
SECTION 4.14.  Acknowledgement...............................................31


                                   ARTICLE V

                   Covenants Relating to Conduct of Business

SECTION 5.01.  Conduct of Business...........................................32
SECTION 5.02.  No Solicitation...............................................35


                                  ARTICLE VI

                             Additional Agreements

SECTION 6.01.  Stockholders Vote.............................................38
SECTION 6.02.  Access to Information; Confidentiality........................39
SECTION 6.03.  Reasonable Efforts; Notification..............................40


                                      ii


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SECTION 6.04.  Stock Options.................................................41
SECTION 6.05.  Benefit Plans.................................................43
SECTION 6.06.  Indemnification...............................................44
SECTION 6.07.  Fees and Expenses.............................................46
SECTION 6.08.  Public Announcements..........................................49
SECTION 6.09.  Transfer Taxes................................................49
SECTION 6.10.  Stockholder Litigation........................................50
SECTION 6.11.  Company Credit Facility.......................................50
SECTION 6.12.  Guaranty of Parent............................................50
SECTION 6.13.  Advise of Changes.............................................50
SECTION 6.14.  Escrow........................................................50
SECTION 6.15.  No Transfers..................................................50



                                  ARTICLE VII

                             Conditions Precedent

SECTION 7.01.  Conditions to Each Party's Obligation To Effect The
                   Merger....................................................50
SECTION 7.02.  Conditions to Obligations of Parent and Sub...................51
SECTION 7.03.  Condition to Obligation of the Company........................52


                                 ARTICLE VIII

                       Termination, Amendment and Waiver

SECTION 8.01.  Termination...................................................53
SECTION 8.02.  Effect of Termination.........................................54
SECTION 8.03.  Amendment.....................................................55
SECTION 8.04.  Extension; Waiver.............................................55
SECTION 8.05.  Procedure for Termination, Amendment, Extension or Waiver.....55


                                  ARTICLE IX

                              General Provisions

SECTION 9.01.  Nonsurvival of Representations and Warranties.................55
SECTION 9.02.  Notices.......................................................56
SECTION 9.03.  Definitions...................................................57
SECTION 9.04.  Interpretation; Disclosure Letters............................58
SECTION 9.05.  Severability..................................................59
SECTION 9.06.  Counterparts..................................................59


                                     iii


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SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries................59
SECTION 9.08.  Governing Law.................................................60
SECTION 9.09.  Assignment....................................................60
SECTION 9.10.  Enforcement...................................................60
SECTION 9.11.  Waiver of Notice..............................................60



                                      iv

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                    AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as
               of December 18, 2003, among ROTO-ROOTER, INC., a Delaware corporation ("Parent"), MARLIN MERGER CORP., a Delaware corporation ("Sub"), and a wholly owned indirect subsidiary of Parent, and VITAS HEALTHCARE CORPORATION, a Delaware corporation (the "Company").


          WHEREAS the Company and the Company Subsidiaries (as defined in Section 3.01) are engaged in the business of providing palliative care and related services for patients with severe, life-threatening illnesses through hospice programs operated in California, Florida, Illinois, New Jersey, Ohio, Pennsylvania, Texas and Wisconsin;

          WHEREAS the Board of Directors of the Company (the "Company Board") has appointed a Special Committee of the Company Board, consisting entirely of non-employee directors (the "Special Committee"), to consider and make a recommendation to the Company Board with respect to the approval and adoption of this Agreement and the Merger (as defined below);

          WHEREAS the respective Boards of Directors of Parent, Sub and, subsequent to the recommendation of the Special Committee, the Company have approved this Agreement, which provides for, among other things, the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS the respective Boards of Directors of Parent, Sub and, subsequent to the recommendation of the Special Committee, the Company have approved the merger (the "Merger") of Sub with and into the Company, on the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") not owned by Parent, Sub or the Company shall be converted into the right to receive $30.00 in cash;

          WHEREAS as security for Parent's obligation to pay the Financing Termination Fee, if any, Parent shall, on December 19, 2003, deposit in escrow with The Bank of New York (the "Escrow Agent") $10,000,000 in cash (the "Escrow Amount") subject to that certain escrow agreement dated as of December 18, 2003, among Parent, Sub, the Company and the Escrow Agent (the "Escrow Agreement");

          WHEREAS, immediately following the execution and delivery of this Agreement, holders of at least a majority of the outstanding Company Common Stock will approve this Agreement and the transactions expressly contemplated hereby (other than the Section 280G Approval (as defined in Section 6.01(b)) by written consent in accordance with Section 228 of the Delaware General Corporation Law (the "DGCL"); and


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                                                                             2


          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGER

          SECTION 1.01. THE MERGER. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation").

          SECTION 1.02. CLOSING. The closing (the "Closing") of the Merger shall take place at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law (as defined in Section 3.05), waiver by all parties) of the conditions set forth in Section 7.01, or, if on such day any condition set forth in Section 7.02 or 7.03 has not been satisfied (or, to the extent permitted by Law, waived by the party or parties entitled to the benefits thereof), as soon as practicable after all the conditions set forth in Article VII have been satisfied (or, to the extent permitted by Law, waived by the parties entitled to the benefits thereof), except in the case of each of Section 7.02 and Section 7.03, any condition that by its terms cannot be satisfied until the time of the Closing but subject to the satisfaction or, to the extent permitted by Law, waiver of such condition, or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

          SECTION 1.03. EFFECTIVE TIME. Prior to the Closing, the Company and Sub shall prepare, and on the Closing Date or as soon as practicable thereafter the Company and Sub shall file with the Secretary of State of Delaware, a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

          SECTION 1.04. EFFECTS. The Merger shall have the effects set forth in
Section 259 of the DGCL.


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                                                                             3


          SECTION 1.05. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to read in the form of Exhibit A, and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          (a) The Company and Sub shall take all necessary actions to cause the By-laws of Sub as in effect immediately prior to the Effective Time to be the By-laws of the Surviving Corporation immediately after the Effective Time until thereafter changed or amended as provided therein or by applicable Law (subject to Section 6.06(a)).

          SECTION 1.06. DIRECTORS. The Company and Sub shall take all necessary actions to cause the directors of Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately after the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.07. OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.



                                  ARTICLE II

                      EFFECT ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

          SECTION 2.01. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) CANCELATION OF TREASURY STOCK AND PARENT-OWNED STOCK. Each share of Company Common Stock that is owned by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor. Each share of Company Common Stock that is owned by any wholly-owned subsidiary of the Company or Parent (other than Sub) shall automatically be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.


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                                                                             4


          (c) CONVERSION OF COMPANY COMMON STOCK. Subject to Sections 2.01(b) and 2.01(d), each issued and outstanding share of Company Common Stock shall be converted into the right to receive $30.00 in cash (the "Merger Consideration").

          (1) As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

          (d) APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person (i) who has not voted in favor of the Merger or consented thereto in writing, (ii) who shall have properly demanded in writing appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") and (iii) who has neither effectively withdrawn nor lost the right to such payment shall not be converted into the right to receive Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any written demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing. If a person shall demand appraisal of the fair value of shares of Company Common Stock under Section 262 after the Closing and such shares thereby become Appraisal Shares, Parent shall be entitled to withdraw from the Exchange Fund any portion of the Merger Consideration previously deposited therein with respect to such Appraisal Shares.

          SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Prior to the Effective Time, Parent shall select a bank or trust company outside the State of Florida (reasonably acceptable to the Company) to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing Company Common Stock. At Closing, Parent shall deposit with the Paying Agent, as a separate fund, on behalf of the Surviving Corporation, cash necessary to pay for the


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                                                                             5


shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash, together with the cash deposited pursuant to Section 6.04(a), being hereinafter referred to as the "Exchange Fund"); provided that the Exchange Fund may, at the option of Parent, be held in an escrow arrangement for release upon the occurrence of the Effective Time.

          (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail or cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify, and that is reasonably acceptable to the Company, prior to the Effective Time) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01(c). No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

          (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and


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                                                                             6


which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (d) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock, Company Employee Stock Options or Company Warrants for 12 months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock, Company Employee Stock Options or Company Warrants who has not theretofore complied with this Article II or Section 6.04, as applicable, shall thereafter look only to Parent for payment of its claim for Merger Consideration or payment under Section 6.04, as applicable.

          (e) NO LIABILITY. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate, Company Employee Stock Option or Company Warrant has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate or payments due under Section 6.04, as applicable, would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05(b))), any such shares, cash, dividends or distributions in respect of such Certificate, Company Employee Stock Option or Company Warrant shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f) INVESTMENT OF EXCHANGE FUND. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided that such cash may only be invested in Permitted Investments. Any interest and other income resulting from such investments shall be paid to Parent. Parent will promptly replace any monies lost through any investment made in accordance with its instructions pursuant to this Section 2.02(f). If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of the Company Common Stock, Company Employee Stock Options and Company Warrants shall be entitled under this Article II or
Section 6.04, as applicable, Parent shall in any event be liable for payment thereof. The Exchange Fund shall not be used except as provided in this Agreement. All costs and expenses of the Paying Agent shall be borne exclusively by and shall be the sole responsibility of Parent. As used in this Agreement, the term "Permitted Investments" means (i) marketable direct obligations having a term not in excess of 90 days issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States; (ii) marketable direct obligations issued by any state of


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                                                                             7


the United States or any political subdivision of any such state or any public instrumentality thereof, having the first or second highest rating obtainable from either Standard & Poor's Ratings Service ("S&P") or Moody's Investor Service, Inc. ("Moody's") having a term not in excess of 90 days; (iii) certificates of deposit having a term not in excess of 90 days issued by any commercial bank organized under the Laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000 provided that if such commercial bank is not organized under the Laws of the United States of America, it must be a member of the Federal Deposit Insurance Corporation; and (iv) any money market mutual fund, substantially all of which is invested in the foregoing investment categories.

          (g) LOST CERTIFICATES. If any Certificate shall have at any time been lost, stolen or destroyed, the Paying Agent (or Parent as contemplated in Section 2.02(d)) shall pay the amounts required by Section 2.02(c) in respect of such lost, stolen or destroyed Certificate only if (i) the person claiming such Certificate to be lost, stolen or destroyed makes an affidavit of that fact in the form reasonably specified by Parent and that is reasonably acceptable to the Company, prior to the Effective Time, (ii) the beneficial owner of such Certificate executes an indemnity agreement with respect to such Certificate in the form reasonably specified by Parent, and that is reasonably acceptable to the Company, prior to the Effective Time and (iii) in the case of any such Certificate representing more than 40,000 shares of Company Common Stock, the posting by the beneficial owner of such Certificate of a bond in such reasonable amount and on such customary terms as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate.

          (h) WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.11(b)), or under any provision of state, local or foreign tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent.



                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Sub that, except as set forth in the letter (arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this
Article III with the disclosures in any section or subsection of such letter qualifying the corresponding section or subsection


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                                                                             8


in this Article III, as well as any other section or subsection of this
Article III if the application to such other section or subsection is reasonably apparent on its face), dated as of the date of this Agreement, from the Company to Parent and Sub executed and delivered by the Company immediately prior to the execution and delivery of this Agreement (the "Company Disclosure Letter"), and, subject to Section 3.22:

          SECTION 3.01. ORGANIZATION, STANDING AND POWER. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized or duly formed (as applicable), validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all corporate, limited liability company or partnership power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company or a material adverse effect on the ability of the Company to perform its obligations under this Agreement or a material adverse effect on the ability of the Company to consummate the Merger (a "Company Material Adverse Effect"). Each of the Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties makes such qualification necessary or the failure to so qualify has had or would reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to Parent true and complete copies of the certificates of incorporation of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

          SECTION 3.02. COMPANY SUBSIDIARIES; EQUITY INTERESTS. (a) Section
3.02 of the Company Disclosure Letter lists each Company Subsidiary and its jurisdiction of organization or formation. All the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable. All outstanding equity, membership or partnership interests of each Company Subsidiary that is not a corporation are validly issued and are fully paid and are not subject to any additional required unpaid capital contributions or similar assessments. All such outstanding shares of capital stock or such other equity, membership and partnership interests are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), other than pursuant to the credit facilities and related security arrangements expressly provided for by that certain Amended and Restated Credit Agreement, dated as of August 6, 2003, among Vitas Hospice Services,


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                                                                             9


L.L.C., the Company, as Guarantor, BNP Paribas and the other lenders identified therein (the "Company Credit Facility").

          (b) Except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

          SECTION 3.03. CAPITAL STRUCTURE. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 4,500,000 shares of preferred stock, par value $1.00 per share (the "Company Preferred Stock"; together with the Company Common Stock, the "Company Capital Stock"). As of the date of this Agreement, (i) 11,138,569 shares of Company Common Stock and no shares of Company Preferred Stock were issued and outstanding,
(ii) no shares of Company Common Stock were held by the Company in its treasury and (iii) 2,591,656 shares of Company Common Stock were subject to outstanding Company Employee Stock Options (as defined in Section 6.04) and 2,144,899 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined in Section 6.04). As of the date of this Agreement there were 3,233,168 outstanding warrants (the "Company Warrants") to purchase in the aggregate 3,233,168 shares of Company Common Stock. Except as set forth above, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05(a)) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company or any Company Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, unit, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock or capital stock of any Company Subsidiary. There are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. There are no outstanding repurchase rights in favor of the Company or any Company Subsidiary with respect to shares of capital stock of the Company or any Company Subsidiary issued or issuable pursuant to any Company Employee Stock Option or any Company Stock Plan.
Section 3.03(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of all (i) outstanding Company Employee Stock Options, the Company Stock Plan (if any) under which such Company Employee Stock Option was granted, the number of shares of Company Common Stock subject to each Company Employee Stock Option, the grant dates, exercise prices and vesting schedules of each Company Employee Stock Option and the names of the holders thereof and (ii) outstanding Company Warrants, the number of shares of Company Common Stock subject to each Company Warrant, the issue dates, exercise prices of each Company Warrant and the names of the holders thereof. All Company Employee Stock Options outstanding as of the date of this Agreement are evidenced by one of the forms of stock option agreement attached as Exhibit A to Section 3.03 of the Company Disclosure Letter, and no stock option agreement contains terms that are inconsistent with the applicable form in any material respect. The Company has provided true, correct and complete copies of all agreements evidencing each Company Warrant. As of the date of this Agreement, the number of outstanding shares of Company Common Stock held by the trustee (the "Trustee") under the Company's Employee Stock Ownership Plan (the "Company ESOP") was 821,132, of which all of the shares were allocated to participants and beneficiaries under the Company ESOP and no shares were "eligible shares" (as such term is defined in the Company ESOP) subject to participants' put rights. There is no loan from the Company to the Trustee, in its capacity as trustee, of any amount or type.

          SECTION 3.04. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval (as defined in Section 3.04(c)), to consummate the Merger. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Merger and the other transactions expressly contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval. The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

          (b) The Company Board, at a meeting duly called and held, upon the unanimous recommendation of the Special Committee, duly adopted resolutions
(i) approving and adopting this Agreement, the Merger and the other transactions expressly contemplated hereby and requiring the approval of the Company Board, (ii) determining that the terms of the Merger are fair and in the best interests of the

Company and its stockholders and that the other transactions expressly contemplated hereby and requiring the approval of the Company Board are in the best interests of the Company and its stockholders, (iii) recommending that the Company's stockholders adopt this Agreement and (iv) declaring that this Agreement is advisable. To the Company's knowledge, no state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Merger or any other transaction expressly contemplated hereby.

          (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding Company Common Stock (the "Company Stockholder Approval"). The Company Stockholder Approval and the Section 280G Approval (as defined in Section 6.01) may be obtained by written consent of the Company's stockholders under the Company Charter and the DGCL. Except for the Section 280G Approval, the affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to consummate any transaction expressly contemplated hereby other than the Merger. The Company, promptly following (but in no event more than one business day following) the execution and delivery of this Agreement and receipt of the Company Stockholder Approval (but in no event prior to OCR, as a stockholder of the Company, adopting this Agreement) shall deliver to Parent a certificate of the Secretary of the Company certifying that the Company Stockholder Approval has been obtained by written consent of the Company's stockholders.

          SECTION 3.05. NO CONFLICTS; CONSENTS. (a) The execution and delivery by the Company of this Agreement do not, and the consummation of the Merger and the other transactions expressly contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by the Company, any Company Subsidiary, Parent or Sub for the execution, delivery and performance of this Agreement or the consummation of the Merger and the other transactions expressly contemplated hereby, other than (i) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) those that may be necessary or appropriate in connection with the obtainment and/or consummation of the Financing (as defined in Section 4.07), (iii) the filing with the Securities and Exchange Commission (the "SEC") of such reports under, or other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required to be filed by Parent in connection with this Agreement or the Merger, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (v) compliance with and such filings as may be required under applicable Environmental Laws (as defined in Section 3.18), (vi) such filings as may be required in connection with the taxes described in Section 6.09, (vii) those that may be required solely by reason of Parent's or Sub's (as opposed to any third party's) participation in the Merger and the other transactions expressly contemplated hereby or that are unique to the industry in which Parent or Sub currently operates and
(viii) such other items (A) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect or (B) as are set forth in Section 3.05(b) of the Company Disclosure Letter.

          SECTION 3.06. FINANCIAL STATEMENTS; SEC REPORTING. (a) Section 3.06(a) of the Company Disclosure Letter sets forth (i) the audited consolidated balance sheet of the Company and the Company Subsidiaries as of September 30, 2003 (the "Balance Sheet") and the related audited consolidated statements of income and cash flow of the Company and the Company Subsidiaries for the fiscal year ended on such date, together with the notes thereto (the "2003 Company Financial Statements"), (ii) the audited consolidated balance sheet of the Company and the Company Subsidiaries as of September 30, 2002, and September 30, 2001, and the related audited consolidated statements of income and cash flow of the Company and the Company Subsidiaries for the fiscal year ended on each such date, together with the notes thereto (collectively with the 2003 Company Financial Statements, the "Annual Financial Statements") and (iii) unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of October 31, 2003 and the related consolidated statements of income and cash flow of the Company and the Company Subsidiaries for the month ending such date, in each case, setting forth comparative figures for the corresponding fiscal month in the prior fiscal year and the corresponding elapsed portion of the prior fiscal year, collectively, the "Monthly Financial Statements" and together with the Annual Financial Statements, the "Company Financial Statements". The Company Financial Statements have been prepared in conformity with United States generally accepted accounting principles ("GAAP") consistently applied (except in each case as described in the notes thereto and, in the case of the Monthly Financial Statements, subject to normal year- end adjustments and the absence of footnotes). The Company Financial Statements fairly present in all material respects the consolidated financial condition, results of operations and cash flows of the Company and the Company Subsidiaries as of the respective dates thereof and for the respective periods indicated.

          (b) The Company and the Company Subsidiaries do not have any material (whether individually or in the aggregate) liabilities or obligations of any nature (whether accrued, absolute, contingent, unasserted or otherwise, and whether due or to become due) required by GAAP to be reflected on a consolidated balance sheet of the Company or in the notes thereto that, individually or in the aggregate, have been or would be reasonably expected to be material except (i) as disclosed, reflected or reserved against in the Balance Sheet and the footnotes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the Balance Sheet and not in violation of this Agreement and
(iii) liabilities and obligations incurred under this Agreement.

          (c) None of the Company or any of the Company Subsidiaries is, or at any time has been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

          SECTION 3.07. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in any information or proxy statement or other materials to be given to the Company's stockholders, option holders or warrant holders in connection with the Merger (collectively, the "Information Statement") will, at the time such document is first sent or given to the Company's stockholders, option holders or warrant holders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 3.08. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Balance Sheet until the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

          (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

          (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital Stock or any repurchase for value by the Company of any Company Capital Stock;

          (iii) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

          (iv) (A) any granting by the Company or any Company Subsidiary to any current or former director, officer, employee or consultant of the Company or any Company Subsidiary of any bonus opportunity or any increase in compensation or benefits, except in the ordinary course of business consistent with past practice (or in the case of any employee below the level of general manager, in the ordinary course of business) or as was required under employment agreements as in effect as of the date of the Balance Sheet, (B) any granting by the Company or any Company Subsidiary to any such current or former director, officer, employee or consultant of any increase in severance or termination pay, except (x) as was required under any employment, severance or termination agreement as in effect as of the date of the Balance Sheet or (y) with respect to employees below the level of general manager, pursuant to policy number 8:65 of the Company's policy manual provided to Parent prior to the date hereof, in amounts no greater than those specified in the guidelines attached to such policy manual, and consistent with past practice, (C) any entry by the Company or any Company Subsidiary into, or any amendment of, any Company Benefit Agreement (as defined in Section 3.10) with any such current or former director, officer, employee (except, in the case of any employee below the level of general manager, in the ordinary course of business consistent with past practice) or consultant or (D) any amendment or modification of any incentive award (including Company Employee Stock Options) granted or issued to any such current or former director, officer, employee or consultant or any removal or modification of any restrictions in any such award;

          (v) any change in accounting methods, principles or practices by the Company or any Company Subsidiary, except insofar as may have been required by a change in GAAP;

          (vi) any material elections with respect to Taxes (as defined in Section 3.09(j)) by the Company or any Company Subsidiary or settlement or compromise by the Company or any Company Subsidiary of any material Tax liability or refund; or

          (vii) any other action or inaction by the Company or any Company Subsidiary that would have violated Section 5.01 if taken after the date of this Agreement.

          SECTION 3.09. TAXES. (a) Each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all material Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate in all material respects. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid.

          (b) The 2003 Financial Statements reflect an adequate reserve for all Taxes payable by the Company and the Company Subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements. To the Company's knowledge, no deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending.

          (c) The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Tax Returns have been examined by and settled with the United States Internal Revenue Service, or have closed by virtue of the expiration of the relevant statute of limitations, for all years through September 30, 1999. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

          (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes.

          (e) No material issues relating to Taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no material issues relating to Taxes were raised by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period.

          (f) Neither the Company nor any Company Subsidiary is party to or bound by any written or oral tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any taxing authority).

          (g) Neither the Company nor any Company Subsidiary shall be required to include in a taxable period ending after the Closing Date taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign Tax law, or for any other reason.

          (h) (A) No person has made with respect to either the Company or any Company Subsidiary, or with respect to any property held by the Company or any Company Subsidiary, any consent under Section 341 of the Code, (B) no property of the Company or any Company Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the Code, (C) neither the Company nor any Company Subsidiary is a party to any lease made pursuant to Section 168(f)(8) of the Code, as in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982, and (D) none of the assets of the Company or any Company Subsidiary is subject to a lease under Section 7701(h) of the Code or under any predecessor section.

          (i) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes and no power of attorney with respect to any Taxes has been executed or filed with any taxing authority by or on behalf of the Company or any Company Subsidiary.

          (j) For purposes of this Agreement:

          "Taxes" includes all forms of taxation, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes, including all interest, penalties and additions imposed with respect to such amounts.

          "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

          SECTION 3.10. ABSENCE OF CHANGES IN BENEFIT PLANS. Except to the extent required by applicable Law and except as described in Section 5.01 or
Section 6.05(d) (including those items set forth on the corresponding sections of the Company Disclosure Letter), since the date of the Balance Sheet, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, "phantom" stock, retirement, vacation, termination, severance, disability, death benefit, hospitalization, medical or other plan, program, policy, trust, agreement, arrangement or understanding (whether or not legally binding) maintained or contributed to, or required to be maintained or contributed to, by the Company, any Company Subsidiary or any other person, trade or business that, together with the Company or any Company Subsidiary, is treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA or any other applicable Law (each, a "Company Commonly Controlled Entity"), in each case providing benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary (collectively, "Company Benefit Plans"). Section 3.10 of the Company Disclosure Letter contains a list of (i) all Company Benefit Agreements that contain severance or termination payment arrangements under which the Company or any Company Subsidiary or any other person is obligated to make payments and (ii) the maximum amount payable thereunder based on salaries in effect as of the date of this Agreement. For purposes of this Agreement, "Company Benefit Agreements" shall mean all employment, consulting, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, officer, director or consultant of the Company or any Company Subsidiary.

          SECTION 3.11. ERISA COMPLIANCE; EXCESS PARACHUTE PAYMENTS. (a)
Section 3.11(a) of the Company Disclosure Letter contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans maintained or contributed to, or required to be maintained or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, consultants, officers or directors of the Company or any Company Subsidiary. Each Company Benefit Plan has been administered in compliance with its terms and applicable Law, other than instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered to Parent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a brief summary of the material terms thereof), (ii) each Company Benefit Agreement required to be listed on Section
3.10 or Section 3.17 of the Company Disclosure Letter (or, in the case of any unwritten Company Benefit Agreement, a brief summary of the material terms thereof), (iii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iv) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required,
(v) each trust agreement and group annuity contract relating to any Company Benefit Plan and (vi) the most recent actuarial valuation report for each Company Benefit Plan for which such actuarial valuation report was required or prepared. Notwithstanding the foregoing, in the case of any special severance agreements, indemnification agreements or agreements concerning duties, the Company has delivered to Parent the form of agreement and any forms of amendment thereto, and no special severance agreement, indemnification agreement or agreement concerning duties required to be listed on Section 3.10 or Section 3.17 of the Company Disclosure Letter contains terms that are inconsistent in any material respect with the applicable forms that were delivered to Parent.

          (b) All Company Pension Plans that are intended to meet the requirements of Section 401(a) or Section 501(a) of the Internal Revenue code of 1986, as amended (the "Code"), have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. The Company has delivered to Parent a true, correct and complete copy of the most recent determination letter with respect to each Company Pension Plan that is intended to meet the requirements of Section 401(a) or Section 501(a) of the Code, as well as a true, correct and complete copy of each pending application for a determination letter, if any.

          (c) No Company Pension Plan, other than any Company Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Pension Plan"), had, as of the respective last annual valuation date for each such Company Pension Plan, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions that have been furnished to Parent and there has been no material adverse change in the financial condition of any Company Pension Plan since its last such annual valuation date. Except where any such liabilities, individually and in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, no liability under Title IV of ERISA has been or is expected to be incurred by the Company or any Company Subsidiary with respect to any ongoing, frozen or terminated "single-employer" plan (as such term is defined in Section 4001(a)(15) of ERISA), currently or formerly maintained by any of them, or the single-employer plan of any Company Commonly Controlled Entity. None of the Company Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, nor has any waiver of the minimum funding standards of Section 302 of ERISA or Section 412 of the Code been requested. None of the Company, any Company Subsidiary, any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, or, to the knowledge of the Company, any trusts created thereunder or any trustee or administrator thereof, has engaged in a material "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, or, to the knowledge of the Company, any trusts created thereunder or any trustee or administrator thereof to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA or to any other liability for breach of fiduciary duty under ERISA or any other applicable Law. None of such Company Benefit Plans and trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to any Company Benefit Plan during the last five years. None of the Company, any Company Subsidiary or any Company Commonly Controlled Entity has incurred a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Sections 4203 and 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any Multiemployer Pension Plan.

          (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan (i) no such Company Benefit Plan is unfunded, funded through a

"welfare benefits fund" (as such term is defined in Section 419(e) of the Code) or self-insured, (ii) each such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) complies in all material respects with the applicable requirements of Section 4980B(f) of the Code, (iii) no such Company Benefit Plan provides benefits after termination of employment, except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code, (iv) based on applicable Law as in effect as of the date of this Agreement, each such Company Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company and the Company Subsidiaries, except for benefits accrued through the time of such amendment or termination and (v) based on applicable Law as in effect as of the date of this Agreement, each such Company Benefit Plan that provides health or life benefits following termination of employment (other than as required by Section 4980B(f) of the Code) may be amended or terminated without material liability to the Company and the Company Subsidiaries, except for claims incurred but not paid prior to the time of such amendment or termination.

          (e) Other than payments that may be made to the persons listed in
Section 3.11(e) of the Company Disclosure Letter (the "Primary Company Executives"), any amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger by any person who is a "disqualified individual" of the Company or any of its affiliates (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Benefit Plan, Company Benefit Agreement or other compensation arrangement would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) and no such disqualified individual is entitled to receive any additional payment (e.g., any tax gross-up or other payment) from the Company, any Company Subsidiary, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual. Set forth in
Section 3.11(e) of the Company Disclosure Letter is (i) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the Merger and under all Company Benefit Plans, Company Benefit Agreements and other compensation arrangements currently in effect and (ii) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agreement.

          (f) The execution and delivery by the Company of this Agreement does not, and the consummation of the Merger and compliance with the terms hereof will not (either alone or in combination with any other event), (i) entitle any employee, consultant, officer or director of the Company or any Company Subsidiary to any additional compensation, severance or other benefits, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or

(iii) result in any breach or violation of, or a default (with or without notice or lapse of time or both) under, any Company Benefit Plan or Company Benefit Agreement.

          (g) Since January 1, 1998, and through the date of this Agreement, neither the Company nor any Company Subsidiary has received notice of, and, to the knowledge of the Company, there are no (i) pending termination proceedings or other suits, claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), actions or proceedings against or involving any Company Benefit Plan or Company Benefit Agreement that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or (ii) pending investigations (other than routine inquiries) by any Governmental Entity with respect to any Company Benefit Plan or Company Benefit Agreement. All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans or Company Benefit Agreements that are required to have been made by the Company or any Company Subsidiary have been timely made, accrued or reserved for in all material respects.

          (h) Neither the Company nor any Company Subsidiary has any material liability or obligations, including under or on account of a Company Benefit Plan or Company Benefit Agreement, arising out of (i) the hiring of persons to provide services to the Company or any Company Subsidiary and (ii) treating such persons as consultants or independent contractors and not as employees of the Company or any Company Subsidiary.

          (i) Schedule 3.11(i) of the Company Disclosure Letter sets forth a list of all employees of the Company and the Company Subsidiaries and the number of vacation, personal and sick days and/or paid time off accrued by each such employee as of December 6, 2003.

          SECTION 3.12. PROCEEDINGS. Section 3.12 of the Company Disclosure Letter sets forth a list of each pending or, to the knowledge of the Company, threatened claim (with respect to which the Company or any Company Subsidiary has been contacted in writing by counsel for the plaintiff or claimant), action, suit or proceeding (each, a "Proceeding") against the Company or any Company Subsidiary or to the knowledge of the Company against any of their assets that (a) relates to or involves an amount in controversy exceeding $500,000, (b) seeks any material injunctive relief or (c) may give rise to any legal restraint on or prohibition against the consummation of the Merger. None of the Proceedings or claims listed in Section 3.12 of the Company Disclosure Letter as to which there is at least a reasonable possibility of adverse determination would be reasonably expected to have, if so determined, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is a party or subject to or in default under any material Judgment. There is not any Proceeding by the Company or any Company Subsidiary pending, or which the Company or any Company Subsidiary intends to initiate, against any other person. To the knowledge of the Company, there is no pending or threatened investigation of the Company or any Company Subsidiary. Notwithstanding the foregoing, this Section 3.12 shall not apply to any investigation, Environmental Claim, or Proceeding under or with respect to Environmental Laws.

          SECTION 3.13. COMPLIANCE WITH APPLICABLE LAWS. (a) The Company and the Company Subsidiaries are in compliance in all respects with all applicable Laws, including those relating to occupational health and safety, and each applicable license, permit and Certificate of Need ("CON"), if any, held by the Company or any Company Subsidiary, except where such non-compliance has not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written communication during the past two years from any Governmental Entity, accrediting organization, patients rights group or other similar person that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law or any such license, permit or CON except for communications (including surveys) identified on Section 3.13 of the Company Disclosure Letter and/or referenced in the minutes of the meetings of the Company's Compliance Committee that have prior to the date of this Agreement been provided to Parent, or such other communications where such allegations, if true, would not reasonably be expected to materially adversely affect the business or operations of the hospice program(s) to which such allegations relate.

          (b) To the knowledge of the Company, no action has been taken or recommended by any Governmental Entity within the past two years or that otherwise remains pending either: (i) to revoke, withdraw or suspend any CON or any license, permit or other authority, in each case material to the operations of the Programs; or (ii) to terminate or decertify any participation of any of the Programs in the Medicare and Medicaid programs. As used in this Agreement, "Program" or Programs" refers to any hospice program owned, operated, leased or managed by the Company or any Company Subsidiary. All cost reports ("Cost Reports") required to be filed by the Company or any Company Subsidiary with respect to the Programs under the Medicare and Medicaid programs, or any other applicable governmental or private provider regulations have been prepared and filed in accordance with applicable Law, except where the failure to prepare or file any such Cost Report in accordance with applicable Law has not and would not reasonably be expected to have a Company Material Adverse Effect. The Company has or has caused a Company Subsidiary to have paid or made provision to pay through proper recordation of any net liability any material overpayments received from the Medicare and Medicaid programs and any similar obligations with respect to other reimbursement programs in which the Company and the Company Subsidiaries participate. Neither the Company nor any Company Subsidiary has received during the past two years any written communication that a Governmental Entity or other party is contesting any Cost Report filed by the Company or any Company Subsidiary. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.09, or to environmental matters, which are the subject of Section 3.18.

          SECTION 3.14. ASSETS OTHER THAN REAL PROPERTY INTERESTS. The Company or a Company Subsidiary has good and marketable title to all the assets reflected on the Balance Sheet or thereafter acquired, other than those set forth in Section 3.14 of the Company Disclosure Letter or otherwise disposed of since the date of the Balance Sheet in the ordinary course of business consistent with past practice, in each case free and clear of all Liens, except (i) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes that are not due and payable or that may thereafter be paid without penalty, (ii) Liens that secure debt obligations that are reflected as liabilities on the Balance Sheet and the existence of which is referred to in the notes to the Balance Sheet and (iii) other imperfections of title or encumbrances, if any, that, individually or in the aggregate, do not materially impair, and would not reasonably be expected materially to impair, the continued use and operation of the assets to which they relate in the conduct of the business of the Company and the Company Subsidiaries as presently conducted. This Section 3.14 does not relate to real property or interests in real property, such items being the subject of Section 3.15, or to Intellectual Property, such items being the subject of Section 3.19.

          SECTION 3.15. REAL PROPERTY. Neither the Company nor any Company Subsidiary owns any real property. Section 3.15(a) of the Company Disclosure Letter sets forth a complete list of all real property and interests in real property leased by the Company or any Company Subsidiary (individually, a "Company Property"). The Company or a Company Subsidiary has good and valid title to the leasehold estates in all Company Property, free and clear of all Liens, except (i) Liens described in clause (i) or (iii) of Section 3.14, (ii) such Liens as are set forth in Section 3.15 of the Company Disclosure Letter,
(iii) leases, subleases and similar agreements set forth in Section 3.17 of the Company Disclosure Letter, (iv) easements, covenants, rights-of-way and other similar restrictions of record, (v) any conditions that may be shown by a current, accurate survey or physical inspection of any Company Property made prior to the Closing and (vi)(A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party on any Company Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions.

          SECTION 3.16. LABOR MATTERS. There are no collective bargaining or other labor union agreements to which the Company or any Company Subsidiary is a party or by which any of them is bound. To the knowledge of the Company, since January 1, 2001, neither the Company nor any Company Subsidiary has encountered any labor union organizing activity directed at its employees, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

          SECTION 3.17. CONTRACTS. (a) Neither the Company nor any Company Subsidiary is a party to or, to the knowledge of the Company, bound by any:

          (i) employment or consulting agreement or employment or consulting contract, other than physician agreements or contracts (excluding any such agreement or contract with any physician who is an officer or director of the Company or any Company Subsidiary) entered into in the ordinary course of business, consistent with past practice and other than consulting agreements or contracts (excluding any such agreement or contract entered into with an employee, officer or director of the Company or any Company Subsidiary) entered into in the ordinary course of business, consistent with past practice;

          (ii) covenant not to compete or other covenant restricting the development, manufacture, marketing or distribution of the products and services of the Company or any Company Subsidiary;

          (iii) Contract (other than this Agreement, a Company Benefit Plan or Company Benefit Agreement) with (A) any current or former officer, director, employee or stockholder of the Company or a Company Subsidiary (other than employment agreements covered by clause (i) above);

          (iv) Contract (other than the Company Credit Facility) under which the Company or a Subsidiary has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness of the Company or a Subsidiary in any such case which, individually, is in excess of $100,000;

          (v) Contract (including any so-called take-or-pay or keepwell agreements, but other than the Company Credit Facility) under which (A) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or a Company Subsidiary or (B) except for guarantees by the Company or a Company Subsidiary of indebtedness, liabilities or obligations of employees or patients of the Company or any Company Subsidiary in an aggregate amount of less than $100,000, the Company or a Company Subsidiary has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business);

          (vi) Contract under which the Company or a Company Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person (other than the Company or a Company Subsidiary and other than extensions of trade credit in the ordinary course of business);

          (vii) Contract to which the Company or a Company Subsidiary is a party granting a Lien upon any Company Property or Contract granting a Lien upon any other material asset of the Company or any Company Subsidiary (except as a result of any Environmental Claim);

          (viii) Contract providing (a) for indemnification by the Company or any Company Subsidiary of any current or former employee, officer, director or consultant or (b) indemnification by the Company or any Company Subsidiary of any person with respect to material liabilities relating to any current or former business of the Company, a Company Subsidiary or any predecessor person (other than, in the case of (b), contracts providing for indemnification made in the ordinary course of business consistent with past practice);

          (ix) a material Contract not made in the ordinary course of business (other than relating to environmental matters);

          (x) a material Contract with or material license or material permit by or from any Governmental Entity, except any Environmental Permit;

          (xi) currency exchange, interest rate exchange, commodity exchange or similar Contract;

          (xii) a Contract for any joint venture or partnership or any similar arrangement, to the extent such similar arrangement involves financial consequences that are material to the Company;

          (xiii) a lease, sublease or similar agreement with respect to a Company Property providing (A) for lease payments to or by the Company or any Company Subsidiary in excess of $100,000 per annum, or (B) for a term of more than one year, and, in each case, not terminable by the Company or a Company Subsidiary by notice of not more than 60 days for a cost of less than $50,000; or

          (xiv) a Contract other than as set forth above to which the Company or a Company Subsidiary is a party or, to the knowledge of the Company, by which it or any of its assets or businesses is bound or subject that is material to the business of the Company and the Company Subsidiaries or the use or operation of their assets taken as a whole.

          (b) All Contracts required to be listed in Section 3.17(a) of the Company Disclosure Letter (the "Company Contracts") in all material respects are valid, binding and in full force and effect and, to the Company's knowledge, are enforceable by the Company or the applicable Company Subsidiary in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, moratorium, reorganization, receivership and similar Laws relating to or affecting the enforcement of the rights and remedies of creditors generally and (ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law). The Company or the applicable Company Subsidiary has performed all material obligations required to be performed by it to date under the Company Contracts, and it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Company, no other party to any Company

Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. None of the Company and the Company Subsidiaries has received any written notice of the intention of any party to terminate any Company Contract, other than, in the case of notices received more than twelve months prior to the date of this Agreement, notices that have been withdrawn or which relate to Company Contracts that have been renewed since the date of such notice. Complete and correct copies of all Company Contracts, together with all modifications and amendments thereto, have been made available to Parent prior to the date of this Agreement.

          SECTION 3.18. ENVIRONMENTAL MATTERS. Except for such matters that individually or in the aggregate have not had, and would not reasonably be expected to have, a Company Material Adverse Effect:

          (a) The Company and each of the Company Subsidiaries are, and have been, in compliance with all Environmental Laws (as defined below), and neither the Company nor any of the Company Subsidiaries has received any communication that alleges that the Company or any of the Company Subsidiaries is in violation of, or has liability under, any Environmental Law;

          (b) the Company and each of the Company Subsidiaries have obtained and are in compliance with all permits, licenses and governmental authorizations pursuant to Environmental Law (collectively "Environmental Permits") necessary for their operations as currently conducted, and (ii) neither the Company nor any of the Company Subsidiaries has been advised by any Governmental Entity of any actual or potential change in the status or terms and conditions of any Environmental Permit;

          (c) there are no Environmental Claims (as defined below) pending and, to the knowledge of the Company, there are no governmental investigations under Environmental Laws or Environmental Claims threatened, against the Company or any of the Company Subsidiaries;

          (d) there have been no Releases (as defined below) of any Hazardous Material (as defined below) that could reasonably be expected to form the basis of any investigations under Environmental Laws or any Environmental Claim against the Company or any of the Company Subsidiaries or against any Person whose liabilities for such investigations or Environmental Claims the Company or any of the Company Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law; and

          (e) (i) neither the Company nor any of the Company Subsidiaries has retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any investigations under Environmental Laws or any Environmental Claim against the Company or any of the Company Subsidiaries, and (ii) to the knowledge of the Company, no investigations under Environmental Laws or Environmental Claims are pending against any Person whose liabilities for such investigations or Environmental Claims the Company or any of the Company Subsidiaries has, or may have, retained or assumed, either contractually or by operation of law.

          (f) DEFINITIONS. As used in this Agreement:

          (g) "ENVIRONMENTAL CLAIM" means any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, legal proceedings or written or oral notices of noncompliance or violation by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from (y) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (z) the failure to comply with any Environmental Law.

          (h) "ENVIRONMENTAL LAWS" means all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees, judgments, legally binding agreements or Environmental Permits issued, promulgated or entered into by or with any Governmental Entity, relating to pollution, natural resources or protection of endangered or threatened species, human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

          (i) "HAZARDOUS MATERIALS" means (y) any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls; and (z) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated under any Environmental Law.

          (j) "RELEASE" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

          SECTION 3.19. INTELLECTUAL PROPERTY. The Company and its subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and its subsidiaries taken as a whole. No claims are pending or, to the knowledge of the Company, threatened that the Company or any Company Subsidiary is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the

Company, no person is infringing the rights of the Company or any of the Company Subsidiaries with respect to any Intellectual Property Right.

          SECTION 3.20. BROKERS. No broker, investment banker, financial advisor or other person, other than Houlihan Lokey Howard & Zukin ("Houlihan Lokey"), the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent a true and complete copy of all agreements between the Company and Houlihan Lokey relating to the Merger.

          SECTION 3.21. NO GROUNDS FOR FEDERAL HEALTH CARE PROGRAM EXCLUSION. To the knowledge of the Company, no person who has an equity ownership interest of five percent (5%) or more in the Company or any Company Sub: (a) has been convicted of a criminal offense as described in sections 1128(a) and 1128(b)(1), (2), or (3) of the Social Security Act; (b) has had civil money penalties or assessments imposed under section 1128A of the Social Security Act; or (c) has been excluded from participation in Medicare, Medicaid or any other federal or state health care program.

          SECTION 3.22. LIMITATION. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY AND SOLELY FOR PURPOSES OF THIS AGREEMENT, (A) NO REPRESENTATION OR WARRANTY IS MADE BY THE COMPANY WITH RESPECT TO (I) PARENT OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE BUSINESSES, RIGHTS, ASSETS OR OPERATIONS, OR (II) ANY BUSINESS RELATIONSHIP BETWEEN THE COMPANY OR ANY OF ITS AFFILIATES, ON THE ONE HAND, AND PARENT OR ANY OF ITS AFFILIATES, ON THE OTHER HAND, AND (B) NO FACT, EVENT, CHANGE, EFFECT OR DEVELOPMENT RELATING TO I OR II ABOVE SHALL BE DEEMED TO RESULT IN THE BREACH BY THE COMPANY OF ANY REPRESENTATION OR WARRANTY IN THIS ARTICLE III OR TO OTHERWISE RESULT IN A COMPANY MATERIAL ADVERSE EFFECT (PROVIDED THAT THIS SECTION 3.22 SHALL NOT APPLY WITH RESPECT TO SECTION 3.03, SECTION 3.04 OR SECTION 3.05).

          SECTION 3.23. ACKNOWLEDGEMENT. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, THE COMPANY ACKNOWLEDGES THAT NONE OF PARENT, SUB, ANY OF THEIR AFFILIATES OR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS EXPRESSLY CONTEMPLATED HEREBY WITH RESPECT TO PARENT, SUB OR ANY OF THEIR AFFILIATES, THE BUSINESS OR ASSETS OF PARENT OR ANY OF ITS AFFILIATES OR OTHERWISE OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED TO THE COMPANY OR ITS REPRESENTATIVES.

                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Parent and Sub, jointly and severally, represent and warrant to the Company that, except as set forth in the letter (arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article IV with the disclosures in any section or subsection of such letter qualifying the corresponding section or subsection in this Article IV, as well as any other section or subsection of this Article IV if the application to such other section or subsection is reasonably apparent on its face), dated as of the date of this Agreement, from Parent and Sub to the Company executed and delivered by Parent immediately prior to the execution and delivery of this Agreement (the "Parent Disclosure Letter"), and, subject to Section 4.13:

          SECTION 4.01. ORGANIZATION, STANDING AND POWER. Each of Parent and Sub, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has all corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent or Sub to perform its obligations under this Agreement or a material adverse effect on the ability of Parent or Sub to consummate the Merger (a "Parent Material Adverse Effect").

          SECTION 4.02. SUB. (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Comfort Care Holdings Co. (formerly known as OCR Holding Company), a Nevada corporation and wholly owned subsidiary of Parent ("OCR") free and clear of any Lien.

          SECTION 4.03. AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the adoption of this Agreement by OCR, as the sole stockholder of Sub, to consummate the Merger. Subject to the adoption of this Agreement by OCR, as the sole stockholder of Sub, the execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Merger and the other transactions expressly contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. No action by the stockholders of Parent, OCR or Sub is required to adopt and approve this Agreement and the Merger other than the adoption of this Agreement by OCR as the sole stockholder of Sub. The affirmative vote of the holders of the capital stock of Parent is not necessary to consummate any transaction expressly contemplated hereby, including the Financing. Each of Parent and Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. OCR, promptly following (but in no event more than one business day following) the execution and delivery of this Agreement, shall deliver to the Company a certificate of the Secretary of OCR certifying that OCR, as sole stockholder of Sub, has adopted this Agreement.

          SECTION 4.04. NO CONFLICTS; CONSENTS. (a) The execution and delivery by each of Parent and Sub of this Agreement do not, and the consummation of the Merger and the other transactions expressly contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter or organizational documents of Parent or any of its subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by Parent or any of its subsidiaries with respect to Parent or any of its subsidiaries for the execution, delivery and performance of this Agreement or the consummation of the Merger and the other transactions expressly contemplated hereby, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the Merger, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
(iv) compliance with and such filings as may be required under applicable Environmental Laws, (v) such filings as may be required in connection with the Taxes described in Section 6.09, (vi) those that may be required solely by reason of the Company's (as opposed to any third party's) participation in the Merger or that are unique to the industry in which the Company currently operates and (vii) such other items that, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect or as are set forth in the Parent Disclosure Letter.

          SECTION 4.05. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in the Information Statement will, at the time it is first sent or given to the Company's stockholders, option holders or warrantholders, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          SECTION 4.06. BROKERS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

          SECTION 4.07. FINANCING. Parent has received commitment letters with respect to proposed senior credit facilities and has received a letter from its financial advisors indicating that such financial advisors are highly confident that Parent can obtain subordinated debt and/or equity financing, and Parent has cash available, that together with such senior credit facilities and subordinated debt and/or equity financing are sufficient to consummate the Merger on the terms contemplated by this Agreement. True and correct copies of such letters (the "Financing Commitments") have been provided to the Company. Section 4.07 of the Parent Disclosure Letter sets forth as of the date of this Agreement the material details of the plan for the financing of the Merger that are available as of the date of this Agreement (subject to any amendment to Section 4.07 of the Parent Disclosure Letter in accordance with Section 6.03(e), the "Financing"). Parent is confident that it can obtain the Financing; provided that there does not occur a Company Material Adverse Effect, a Parent Material Adverse Effect or any of the events or changes contemplated in the proviso to the definition of "material adverse effect" set forth in Section 9.03.

          SECTION 4.08. SEC DOCUMENTS. Since January 1, 2000, Parent has filed with the SEC all reports and other documents required to be filed by it during such period under the Exchange Act (the "Parent SEC Documents"). At the respective times they were filed, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading except to the extent corrected in a subsequently filed Parent SEC Document. The consolidated financial statements (including, in each case, any notes thereto) of Parent included in the Parent SEC Documents were prepared in conformity with GAAP consistently applied throughout the periods covered thereby (except in each case as described in the notes thereto) and fairly presented in all material respects the consolidated financial position, results of operations and cash flows of Parent and its consolidated subsidiaries as at the respective dates thereof and for the periods then ended (subject, in the case of unaudited statements to normal year-end audit adjustments and to any other


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                                                                            31


adjustments described therein), except to the extent corrected in a subsequently filed Parent SEC Document.

          SECTION 4.09. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Parent SEC Documents, since January 1, 2003 until the date of this Agreement, there has not been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.10. PROCEEDINGS. Except as disclosed in the Parent SEC Documents, there are no Proceedings pending or, to the knowledge of Parent, threatened, against Parent or Sub that would reasonably be expected to have a Parent Material Adverse Effect.

          SECTION 4.11. STATE TAKEOVER STATUTES. To Parent's knowledge as of the date hereof, no state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or the Merger.

          SECTION 4.12. NO GROUNDS FOR FEDERAL HEALTH CARE PROGRAM EXCLUSION. To the knowledge of the Parent no person who has an ownership interest of five percent (5%) or more in the Parent or Sub: (a) has been convicted of a criminal offense as described in sections 1128(a) and 1128(b)(1), (2), or (3) of the Social Security Act; (b) has had civil money penalties or assessments imposed under section 1128A of the Social Security Act; or (c) has been excluded from participation in Medicare, Medicaid or any other federal or state health care program.

          SECTION 4.13. LIMITATION. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY AND SOLELY FOR THE PURPOSE OF THIS AGREEMENT, (A) NO REPRESENTATION OR WARRANTY IS MADE BY PARENT OR SUB WITH RESPECT TO (I) THE COMPANY OR ANY OF ITS AFFILIATES OR THEIR RESPECTIVE BUSINESSES, RIGHTS, ASSETS OR OPERATIONS, OR (II) ANY BUSINESS RELATIONSHIP BETWEEN PARENT, SUB OR ANY OF THEIR RESPECTIVE AFFILIATES, ON THE ONE HAND, AND THE COMPANY OR ANY OF ITS AFFILIATES, ON THE OTHER HAND, AND (B) NO FACT, EVENT, CHANGE, EFFECT OR DEVELOPMENT RELATING TO I OR II ABOVE SHALL BE DEEMED TO RESULT IN THE BREACH BY PARENT OR SUB OF ANY REPRESENTATION OR WARRANTY IN THIS ARTICLE IV OR TO OTHERWISE RESULT IN A PARENT MATERIAL ADVERSE EFFECT (PROVIDED THAT THIS
SECTION 4.13 SHALL NOT APPLY WITH RESPECT TO SECTION 4.03 OR SECTION 4.04).

          SECTION 4.14. ACKNOWLEDGEMENT. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, PARENT AND SUB ACKNOWLEDGE THAT NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES NOR ANY OTHER PERSON MAKES ANY OTHER

EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS EXPRESSLY CONTEMPLATED HEREBY WITH RESPECT TO THE COMPANY COMMON STOCK, THE COMPANY OR ANY OF THE COMPANY SUBSIDIARIES, THE BUSINESS OR ASSETS OF THE COMPANY OR ANY OF THE COMPANY SUBSIDIARIES OR OTHERWISE OR WITH RESPECT TO ANY OTHER INFORMATION PROVIDED TO PARENT, SUB OR THEIR RESPECTIVE REPRESENTATIVES.


                                   ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

          SECTION 5.01. CONDUCT OF BUSINESS. (a) Conduct of Business by the Company. Except for matters set forth in Section 5.01 of the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time the Company shall, and shall cause each Company Subsidiary to, use reasonable efforts to conduct its business in the usual, regular and ordinary course consistent with past practice and to use reasonable efforts to preserve intact its current business organization, to keep available the services of its current officers and employees, to keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them (other than replacements of suppliers and licensors in the ordinary course of business consistent with past practice) and to preserve its goodwill and ongoing business. In addition, and without limiting the generality of the foregoing, except for matters set forth in Section 5.01 of the Company Disclosure Letter or otherwise expressly permitted by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent (which consent, in the case of clauses (vii), (ix) and (xi), shall not be unreasonably withheld or delayed):

          (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire (1) any shares of capital stock of the Company or any Company Subsidiary, (2) any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (3) any options, warrants, rights, securities, units, commitments, Contracts, arrangements or undertakings of any kind that give any person the right to receive any economic benefits and rights accruing to holders of capital stock of the Company or any Company Subsidiary;

          (ii) issue, deliver, sell or grant (A) any shares of capital stock of the Company or any Company Subsidiary, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities, (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units or (E) any options, warrants, rights, securities, units, commitments, Contracts, arrangements or undertakings of any kind that give any person the right to receive any economic benefits and rights accruing to holders of capital stock of the Company or any Company Subsidiary, other than the issuance of Company Common Stock upon the exercise of Company Employee Stock Options or Company Warrants outstanding on the date of this Agreement and in accordance with their present terms;

          (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

          (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole;

          (v) except as may be required by changes in Law, (A) grant to any employee, consultant, officer or director of the Company or any Company Subsidiary any increase in compensation or benefits, or pay any bonus to any such person, except to the extent required under Company Benefit Agreements in effect as of the date of the Balance Sheet and except in the case of employees below the level of general manager, salary increases and bonuses in the ordinary course of business consistent with past practice, (B) grant to any employee, consultant, officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any Company Benefit Agreement in effect as of the date of the Balance Sheet, (C) pay to any employee, consultant, officer or director of the Company or any Company Subsidiary any material benefit not provided for under any Company Benefit Plan or Company Benefit Agreement as in effect on the date of the Balance Sheet other than the payment of base compensation in the ordinary course of business consistent with past practice and other than, in the case of employees below the level of general manager, payment of normal quarterly bonuses and commissions in the ordinary course of business consistent with past practice, (D) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan or Company Benefit Agreement, except in the ordinary course of business consistent with past practice, (E) establish, adopt, enter into, terminate or amend in any material respect any collective bargaining agreement, Company Benefit Plan or Company Benefit Agreement or (F) take any action to accelerate any rights or benefits, including vesting and payment, or make any material determinations not in the ordinary course of business consistent with past practice, under any collective bargaining agreement, Company Benefit Plan or Company Benefit Agreement;

          (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP or applicable Law;

          (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any properties or assets other than, in the case of any such transaction that does not involve any officer or director of the Company or any Company Subsidiary, properties and assets that have a fair value, individually, of less than $100,000, in the ordinary course of business consistent with past practice;

          (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings under the Company's revolving credit line under the Company Credit Facility incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company;

          (ix) make or agree to make any new capital expenditure or expenditures that, individually, is in excess of $250,000 or, in the aggregate, are in excess of $500,000, other than as contemplated in the current budget attached as Exhibit A to Section 5.01 of the Company Disclosure Letter;

          (x) make or change any material Tax election or settle or compromise any material Tax liability or refund;

          (xi) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the Balance Sheet or incurred since the date of the Balance Sheet in the ordinary course of business consistent with past practice, (B) cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party, except to the extent such waiver or modification is necessary or appropriate in order to enable the Company to take any of the actions permitted by Section 5.02(a) or Section 5.02(b); or

          (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

          (b) OTHER ACTIONS. Except as expressly contemplated or permitted by this Agreement, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that causes or would reasonably be expected to result in any condition to the Merger set forth in
Article VII not being satisfied.

          SECTION 5.02. NO SOLICITATION. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to 11:59 p.m. Eastern Time on January 24, 2004, the Company may, in response to an unsolicited Company Takeover Proposal made after the date of this Agreement which did not result from a knowing breach of this Section 5.02(a) and which each of the Company Board and the Special Committee determines, in good faith, after consultation with outside legal counsel and financial advisors, may reasonably be expected to lead to a Superior Company Proposal (as defined in Section 5.02(e)), and subject to compliance with Section 5.02(c), (x) furnish information with respect to the Company to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement not less restrictive of the other party than the Confidentiality Agreement (as defined in Section 6.02) and also containing reasonable nonsolicitation and standstill provisions, and (y) participate in discussions or negotiations with such person and its Representatives regarding such Company Takeover Proposal. Without limiting the foregoing, it is agreed that any material violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be a breach of this Section 5.02(a) by the Company. For the avoidance of doubt, a stockholder of the Company shall not be considered a "Representative" for purposes of Section 5.02 as long as such stockholder is not acting in concert with the Company or any other Representative of the Company in a manner that would otherwise be prohibited under this Section 5.02.

          (b) Neither the Company Board nor any committee thereof shall (i) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal. Notwithstanding the foregoing, if, after the date of this Agreement and prior to 11:59 p.m. Eastern Time on January 24, 2004, the Company Board receives a Superior Company Proposal (as defined in Section 5.02(e)) and as a result thereof each of the Company Board and the Special Committee determines, in good faith, after consultation with outside legal counsel, that it is necessary to do so in order to comply with their fiduciary obligations, in response to a Superior Company Proposal that was not knowingly solicited by the Company in violation of Section 5.02(a) or Section 5.02(f), the Company Board may terminate this Agreement pursuant to Section 8.01(f) and cause the Company immediately thereafter to enter into an agreement with respect to such Superior Company Proposal, but only (A) at a time that is not less than 48 hours after the time following the Company's delivery to Parent of written notice advising Parent that each of the Company Board and the Special Committee is prepared to approve a Superior Company Proposal, identifying the person making such Superior Company Proposal and otherwise complying with
Section 5.02(c) and (B) after taking into full account any proposal by Parent to amend the terms or conditions of the Merger and this Agreement.

          (c) The Company promptly shall advise Parent orally and in writing of any Company Takeover Proposal or any inquiry with respect to or that may reasonably be expected to lead to any Company Takeover Proposal, the identity of the person making any such Company Takeover Proposal or inquiry and the material terms and conditions of any such Company Takeover Proposal or inquiry (including any changes to the material terms thereof). The Company shall (i) keep Parent informed of the status (including any change to the material terms thereof) of any such Company Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all material correspondence and other material written materials sent or provided to the Company from any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal.

          (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Company Board or the Special Committee, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations (including fiduciary obligations) under applicable Law.

          (e) For purposes of this Agreement:

          "Company Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) any proposal or offer for the issuance by the Company of over 20% of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company, in each case other than the Merger or the exercise of Company Employee Stock Options and Company Warrants outstanding on the date hereof and in accordance with all of their respective terms and conditions on the date hereof.

          "Superior Company Proposal" means any proposal made by a third party to acquire substantially all the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization, a sale of all or substantially all its assets or otherwise, which each of the Company Board and the Special Committee determines in good faith, after consultation with outside legal counsel and financial advisors, to be (i) on terms more favorable from a financial point of view to the holders of Company Common Stock than the Merger, taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Merger) and (ii) reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal; provided that for the avoidance of doubt the Identified Company Takeover Proposal shall not be a Superior Company Proposal.

          (f) Notwithstanding Section 5.02(a), the Company may continue to directly or indirectly participate in the discussions and negotiations with the person who has been identified to Parent in writing on or prior to the date of this Agreement (the "Identified Party") regarding a Company Takeover Proposal, the terms of which were described to Parent in writing by the Company on or prior to the date of this Agreement (the "Identified Company Takeover Proposal"); provided that Section 5.02(a) and the other provisions of
Section 5.02 (including Section 5.02(c)) otherwise shall apply in all respects to the Identified Party and the Identified Company Takeover Proposal. The Company represents and warrants that it has not entered into any agreements with the Identified Party for the Identified Company Takeover Proposal or that would reasonably be expected to result in a Company Takeover Proposal.

          (g) Notwithstanding anything to the contrary in this Section 5.02 or in Section 8.01(f), the fact that the Company or any of its Representatives has had discussions or negotiations with persons prior to the date of this Agreement regarding a possible Company Takeover Proposal shall not prevent the Company from taking any of the actions specified in the proviso in Section 5.02(a), the second sentence of Section 5.02(b) or Section 8.01(f) with respect to a new Company Takeover Proposal that was submitted by such person after the date of this Agreement and that was not solicited in violation of Section 5.02(a) or Section 5.02(f).


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

          SECTION 6.01. STOCKHOLDERS VOTE. (a) The Company shall, on or before February 2, 2004, (i) seek the Section 280G Approval (as defined in Section 6.01(b)) and (ii) send to any stockholder who did not consent to the Company Stockholder Approval and each participant in the Company ESOP the notice contemplated in Section 262(d)(2) of the DGCL (the "Appraisal Notice"). The Company shall, through the Company Board and the Special Committee, recommend to its stockholders that they give the Section 280G Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(a) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal.

          (b) No earlier than January 25, 2004 and not later than February 2, 2004, but in any event at least two business days prior to the Closing Date, if this Agreement has not been terminated prior to such time, OCR shall vote (either by written consent pursuant to Section 228 of the DGCL or at a duly called meeting of the Company's stockholders), in accordance with the requirements of Section 280G(b)(5)(B) of the Code and in its capacity as a stockholder of the Company, all of the shares of Company Common Stock held by OCR or direct or cause the voting thereof, in favor of the approval of the payments under the contracts, agreements or other written arrangements between the Company and any of its employees or between Parent or any of its affiliates and any of the Company's employees (i) which payments and contracts, agreements or arrangements are identified on Schedule 6.01(c) of the Company Disclosure Letter and (ii) of which (as to such contracts, agreements or arrangements) prior to the date of this Agreement the Company provided to Parent true and complete copies (other than contracts, agreements or other written arrangements between Parent or any of its affiliates and any of the Company's employees) (the "Section 280G Approval"). The Section 280G Approval shall be expressly limited to the approval of payments triggered by the consummation of the Merger and shall not be applicable to any other Company Takeover Proposal.

          (c) Notwithstanding anything to the contrary set forth in the Amended and Restated Investor Agreement dated as of April 27, 2001, among the Company, Parent and OCR (the "Investor Agreement"), the Company hereby agrees that the following actions shall not be deemed to cause a breach under the Investor Agreement and hereby consents to: (i) the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the Merger on the terms set forth herein and the other transactions expressly contemplated hereby and public announcements of the foregoing consistent with Section 6.08, (ii) the taking of any action by written consent by OCR in favor of the adoption of this Agreement and the consummation of the Merger with respect to all of its shares of Company Common Stock (including Excess Shares), (iii) the taking of any action by written consent by OCR (or, if requested by the Company, the vote at any meeting of stockholders of the Company by OCR) in favor of the Section 280G Approval with respect to all shares of Company Common Stock owned by OCR (including Excess Shares), (iv) the taking of any other action by Parent or OCR that is required to be taken by Parent or OCR under this Agreement and (v) in response to a Company Takeover Proposal, the proposal by Parent and/or OCR to the Company to modify or amend the terms and/or conditions of the Merger and this Agreement.

          (d) The Company agrees that if this Agreement is terminated by the Company pursuant to Section 8.01(f), for a period of twelve months following such termination of this Agreement, notwithstanding anything to the contrary in the Investor Agreement (including Section 11 thereof), OCR shall be permitted, at its sole election, to abstain from voting any Excess Shares (as defined in the Investor Agreement) with respect to any vote of the holders of voting stock of the Company that relates to a Company Takeover Proposal or Superior Company Proposal (including any stockholder approval sought in connection with Section 280G(b)(5)(B) of the Code) and may vote the Allowed Shares (as defined in the Investor Agreement) other than the Excess Shares, for, against or in abstention of any such matter, as determined solely by OCR in its sole discretion. The Company acknowledges and agrees that the intent of the parties in this Section 6.01(d) is for OCR to be permitted to exercise appraisal rights with respect to the Excess Shares with respect to any such Company Takeover Proposal or Superior Company Proposal and for OCR to be permitted to take all actions required by the DGCL to exercise such rights.

          SECTION 6.02. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records in a manner that does not unreasonably interfere with the conduct of the business of the Company or the Company Subsidiaries and, during such period, the Company shall, and shall cause each of the Company Subsidiaries to, furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding the foregoing, the Company and any of its subsidiaries may withhold any document or information the disclosure of which would violate applicable Law or any Contract with a third party or would result in the waiver of any legal privilege or work-product protection. All information exchanged pursuant to this Section
6.02 shall be subject to the confidentiality agreement dated September 26, 2003 between the Company, OCR and Parent (the "Confidentiality Agreement").

          SECTION 6.03. REASONABLE EFFORTS; NOTIFICATION. (a) Upon the terms and subject to the conditions set forth in this Agreement including Section 5.02, each of the parties shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) obtaining the Financing (consistent with the limitations in Section 6.03(e)) and (v) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement.

          (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          (c) Nothing in Section 6.03(a) shall require Parent to dispose of any of its assets or to limit its freedom of action with respect to any of its businesses, or to consent to any disposition of the Company's assets or limits on the Company's freedom of action with respect to any of its businesses, or to commit or agree to any of the foregoing, and nothing in Section 6.03(a) shall authorize the Company to commit or agree to any of the foregoing, to obtain any consents, approvals, permits or authorizations to remove any impediments to the Merger relating to the HSR Act or other antitrust, competition or premerger notification, trade regulation law, regulation or order ("Antitrust Laws") or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding relating to Antitrust Laws.

          (d) Parent shall no less frequently than weekly inform the Company of the current status (including all material developments and in reasonable detail) of the Financing or any alternative financing thereto for the consummation of the Merger and the expected timing for the closing of the Financing or such alternative financing, and provide copies of material documentation or other material written materials to the Company as the Company may reasonably request in writing from time to time.

          (e) Parent may, from time to time, amend Section 4.07 of the Parent Disclosure Letter without the consent of the Company or any other person to accurately set forth the then current material details of the Financing; provided, however, that in no event shall Section 4.07 of the Parent Disclosure Letter, the Financing or this Agreement (i) require the sale or issuance prior to the Effective Time of any securities of the Company or any Company Subsidiary, (ii) require the taking of any action by the Company Board or by any board of directors of any Company Subsidiary at or prior to the Effective Time with respect to the offer, sale or issuance of any securities of the Company or any Company Subsidiary at or prior to the Effective Time or
(iii) require the delivery by any Representative of the Company or of any Company Subsidiary of any certificate or document prior to the Effective Time or, in such Representative's capacity as a Representative of the Company (as opposed to his or her capacity as a Representative of the Surviving Corporation), at the Effective Time with respect to the offer, sale or issuance of any securities of the Company or any Company Subsidiary at or prior to the Effective Time. For the avoidance of doubt, nothing in the foregoing proviso is intended to restrict the ability of the Surviving Corporation to offer, sell or issue any securities of the Surviving Corporation at or after the Effective Time or to have Representatives of the Surviving Corporation take any action in connection therewith.

          SECTION 6.04. STOCK OPTIONS. (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Company Employee Stock Options heretofore granted under any Company Stock Plan and Company Warrants to provide that (i) each Company Employee Stock Option outstanding at the Effective Time shall be canceled effective at the Effective Time with the holder thereof becoming entitled to receive an amount of cash equal to (A) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Employee Stock Option, multiplied by (B) the number of shares of Company Common Stock for which such Company Employee Stock Option shall not theretofore have been exercised, (ii) with respect to each Company Warrant (other than the Company Warrants held by Parent or OCR) outstanding at the Effective Time, the right to exercise such Company Warrant shall terminate effective at the Effective Time with the holder thereof becoming entitled to receive an amount of cash equal to (C) the excess, if any, of (1) the Merger Consideration over (2) the exercise price per share of Company Common Stock subject to such Company Warrant, multiplied by (D) the number of shares of Company Common Stock for which such Company Warrant shall not theretofore have been exercised and (iii) and each Company Warrant held by Parent or OCR outstanding at the Effective Time shall be canceled effective at the Effective Time. At the Closing, Parent shall deposit with the Paying Agent as a separate fund within the Exchange Fund the amounts to be paid by Parent to the holders of Company

Employee Stock Options and Company Warrants pursuant to this Section 6.04; provided that the Exchange Fund may, at the option of Parent, be held in an escrow arrangement for release upon the occurrence of the Effective Time. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail, or cause to be mailed, to each holder of a Company Employee Stock Option or a Company Warrant as of the Effective Time notice that the Merger has been consummated and instructions for effecting the cancelation or termination, to the extent necessary, of such Company Employee Stock Options and Company Warrants (and the surrender of any certificates representing any such Company Warrants for cancelation or termination) and obtaining the payment of the amounts contemplated in this Section 6.04, which notice and instructions shall be in such form and have such other provisions as Parent may reasonably specify, and that are reasonably acceptable to the Company, prior to the Effective Time. Upon delivery by such holder to the Paying Agent of such documents as may be reasonably requested by the Paying Agent to effectuate the payment contemplated by this Section 6.04, the Paying Agent shall promptly deliver the amount to which such holder is entitled pursuant to this Section 6.04.

          (b) All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of Taxes and shall be paid without interest. The Company shall use its reasonable efforts to obtain all consents of the holders of the Company Employee Stock Options (if any) as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Company Employee Stock Option until all necessary consents are obtained.

          (c) Prior to the Effective Time, the Company Board shall adopt resolutions terminating the Company Stock Plans as of the Effective Time, and deleting provisions in any other Company Benefit Plan providing for the issuance, transfer or grant of any capital stock of Parent, the Company, the Surviving Corporation or any of their respective subsidiaries or any interest in respect of any capital stock of Parent, the Company, the Surviving Corporation or any of their respective subsidiaries (including any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units) as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Employee Stock Option or any participant in any Company Stock Plan or other Company Benefit Plan or Company Benefit Agreement shall have any right thereunder to acquire any capital stock of Parent, the Company, the Surviving Corporation or any of their respective subsidiaries or any interest in respect of any capital stock of Parent, the Company, the Surviving Corporation or any of their respective subsidiaries (including any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units).

          (d) In this Agreement:

          "Company Employee Stock Option" means (i) any option or right to purchase Company Common Stock granted under any Company Stock Plan or otherwise, other than the Company Warrants and (ii) the options granted pursuant to that certain Non-Incentive Stock Option Agreement dated as of May 23, 2001 between the Company and Hugh A. Westbrook.

          "Company Stock Plans" means the Vitas Healthcare Corporation Management Equity Incentive Plan, the Vitas Healthcare Corporation 1994 Management Equity Incentive Plan and the 1997 Executive Incentive Compensation Plan.

          SECTION 6.05. BENEFIT PLANS. (a) For a period of one year after the Effective Time, Parent shall either (A) maintain or cause the Surviving Corporation (or in the case of a transfer of all or substantially all the assets and business of the Surviving Corporation, its successors and assigns) to maintain the Company Benefit Plans (other than plans providing for the issuance of capital stock of the Company or any Company Subsidiary or based on the value of capital stock of the Company or any Company Subsidiary) at or above the benefit levels in effect on the date of this Agreement or (B) provide or cause the Surviving Corporation (or, in such case, its successors or assigns) to provide to employees of the Company and the Company Subsidiaries who remain employed by the Surviving Corporation and its subsidiaries benefits that, taken as a whole, are not materially less favorable in the aggregate to such employees than those provided to such employees under the Company Benefit Plans (other than plans providing for the issuance of capital stock of the Company or any Company Subsidiary or based on the value of capital stock of the Company or any Company Subsidiary) at the benefit levels in effect on the date of this Agreement. To the extent that the employee benefits required by this Section 6.05 are provided under an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) maintained by the Parent or an affiliate of the Parent, the employees of the Company and the Company Subsidiaries shall be given credit for their service with the Company or a Company Subsidiary for the purposes of eligibility and vesting (but not for purposes of determining benefit accruals) under such benefit plans of the Parent and the Parent's affiliates; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits. Parent shall cause the Surviving Corporation to honor all vacation, personal and sick days accrued through the Effective Time by employees of the Company or any Company Subsidiary under the Company Benefit Plans and Company Benefit Agreements as in effect on the date of this Agreement. Furthermore, with respect to benefit plans maintained by Parent or any of its affiliates (other than the Company and the Company Subsidiaries) that provide medical benefits to employees of the Company or any Company Subsidiary at or after the Effective Time, Parent shall, or shall cause its subsidiaries to, waive waiting periods and pre-existing condition requirements with respect to such employees under such plans (to the extent that such waiting periods and conditions would not have applied under the terms of the similar medical benefit plan of the Company or the Company Subsidiaries), and will give such employees credit for any co- payments and deductibles actually paid by such employees under the medical plans of the Company or any Company Subsidiary during the calendar year in which the Effective Time occurs (or the year in which such employees are transitioned into medical benefit plans of Parent or any of its affiliates (other than the Company and the Company Subsidiaries), if later) for purposes of satisfying such year's co-payment limitations and deductibles under the relevant medical benefit plan in which such employees participate after the Effective Time.

          (b) From and after the Effective Time, Parent shall cause the Surviving Corporation to honor in accordance with their respective terms (as in effect on the date of this Agreement or as modified in accordance with
Section 5.01(a)(v)) all the Company's employment, severance, change of control, and termination and similar agreements, plans and policies disclosed in Section 6.05 of the Company Disclosure Letter.

          (c) Nothing contained in this Section 6.05 or elsewhere in this Agreement shall be construed to prevent, from and after the Effective Time, the termination of employment of any individual employee of the Company or of any Company Subsidiary or any change in the particular employee benefits available to any such individual employee or the amendment or termination of any particular Company Benefit Plan or Company Benefit Agreement in accordance with the terms of such Company Benefit Plan or Company Benefit Agreement.

          (d) The Company shall: (a) adopt resolutions providing that the Company ESOP shall be terminated effective as of the Closing Date, (b) apply for the approval from the Internal Revenue Service for such termination subject to the prior review and approval of Parent, (c) distribute all Company ESOP benefits in accordance with the terms of the Company ESOP following receipt of Internal Revenue Service approval of such termination, and (d) wind up all affairs of the Company ESOP.

          SECTION 6.06. INDEMNIFICATION. (a) To the fullest extent permitted by Law, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, honor all the Company's and any Company Subsidiary's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of the Company or such Company Subsidiary (each a "Covered Person") for acts or omissions by such Covered Person occurring prior to the Effective Time (including with respect to this Agreement, the Merger and the other transactions expressly contemplated hereby) to the extent that such obligations of the Company or such Company Subsidiary exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, individual indemnity agreements, the charter or by-laws of any Company Subsidiary or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws, the charter or by- laws of any Company Subsidiary and such individual indemnity agreements from the Effective Time until the later of six years after the Effective Time or the expiration of the applicable statute of limitations with respect to any claims against such Covered Persons arising out of such acts or omissions. For the six year period beginning as of the Effective Time, the by-laws of the Surviving Corporation shall contain the provisions set forth on Exhibit B to the Agreement (and shall not contain any additional provisions limiting any rights provided for by such provisions) to the extent permitted by applicable Law.

          (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the Covered Persons) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time, including the transactions expressly contemplated by this Agreement; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the policies most advantageous to the Covered Persons (including the most advantageous terms and conditions) of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $1,214,392, based on the last annual premium payments by the Company with respect to the current policies of directors' and officers' liability insurance maintained by the Company set forth in Section 6.06(b) of the Company Disclosure Letter.

          (c) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any Covered Person, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.06 shall continue in effect for such Covered Person, solely with respect to such claim, action, suit, proceeding or investigation, as the case may be, until the final disposition of such claim, action, suit, proceeding or investigation.

          (d) The covenants contained in this Section 6.06 are intended to be for the benefit of, and shall be enforceable by, each of the Covered Persons and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which such Covered Person is entitled, whether pursuant to Law, Contract or otherwise.

          (e) In the event that (i) Parent or the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, (ii) Parent or the Surviving Corporation or any of its successors or assigns transfers or conveys all or substantially all of its properties and assets to any person, or (iii) Parent or any affiliate of Parent effects a spin off (by way of dividend, distribution or otherwise), in whole or in part, of the Surviving Corporation, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to and have the obligations set forth in this Section 6.06.

          (f) To the fullest extent permitted by Law, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, indemnify any officer, director, employee or agent of the Company or any Company Subsidiary for any acts or omissions by such officer, director, employee or agent occurring at or prior to the Effective Time arising out of, relating to or resulting from any action taken by such officer, director, employee or agent with respect to the Financing, until the later of six years after the Effective Time or the expiration of the applicable statute of limitations with respect to any claims against such officers, directors, employees or agents arising out of such acts or omissions; provided that no indemnity shall be payable hereunder against any liability incurred by such officer, director, employee or agent by reason of fraud, wilful misconduct, gross negligence or bad faith.

          SECTION 6.07. FEES AND EXPENSES. (a) Except as provided below, all fees and expenses incurred in connection with the Merger shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided that Parent shall bear all filing fees incurred in relation to all filings required under the HSR Act.

          (b) The Company shall pay to Parent a fee of $10,000,000 if: (i) this Agreement is terminated by Parent pursuant to Section 8.01(c) or Section 8.01(d) or by the Company pursuant to Section 8.01(f), (ii) within twelve months of the date of such termination the Company enters into a definitive agreement to consummate (and thereafter subsequently consummates; provided that such consummation is not required to occur within such twelve- month period) or consummates, a Company Takeover Proposal or Superior Company Proposal and (iii) none of Parent, OCR or any other subsidiary of Parent shall have, in their capacity as a stockholder of the Company, consented to or voted in favor of or agreed to or directed or caused the voting in favor of the approval of such Company Takeover Proposal or Superior Company Proposal of any shares of Company Common Stock other than the consent or voting of the Excess Shares in accordance with the Investor Agreement. Any fee due under this
Section 6.07(b) shall be paid by wire transfer of same-day funds on the date of consummation of the transactions contemplated by such Company Takeover Proposal or Superior Company Proposal and only if such Company Takeover Proposal or Superior Company Proposal is consummated.

          (c) Parent shall pay to the Company a fee of $10,000,000 (the "Financing Termination Fee") if (i) either the Company or Parent terminates this Agreement pursuant to Section 8.01(b)(i), (ii) on the date of such termination all the conditions to the Merger set forth in Section 7.01 were satisfied and all the other conditions to the Merger set forth in Section 7.02 (excluding Section 7.02(e)) were satisfied or capable on such date of being satisfied at the Closing if the Closing were held on the date of such termination (or had been waived by Parent and Sub), but the conditions set forth in Section 7.02(e) shall not have been satisfied and shall not have been capable of being satisfied at the Closing if the Closing were held on the date of such termination (and shall not have been waived by Parent and Sub) and (iii) within two business days of the date of any such termination of this Agreement, the chief executive officer of the Company certifies to Parent in writing (solely for the purposes of this Section 6.07(c)) that on the date of such termination, all the conditions to payment to the Company of the Financing Termination Fee set forth in the foregoing clause (ii) were satisfied. The Financing Termination Fee, if any, shall be paid from the Escrow Amount on the second business day after the date on which the Company provides to Parent the certification required by the foregoing clause (iii), and the Company and Parent jointly shall instruct the Escrow Agent to release the Escrow Amount to the Company in accordance with the terms and conditions of the Escrow Agreement; provided that if Parent disputes that the Financing Termination Fee is in fact required to be paid by Parent under this Section 6.07(c), the Company and Parent shall promptly submit such dispute to arbitration in accordance with Section 6.07(g). The Company and Parent agree that the costs (including court costs, arbitration costs and the reasonable fees and expenses of legal counsel) of the prevailing party in any litigation, arbitration or similar proceeding between the Company and Parent relating to a dispute as to whether the Financing Termination Fee is required to be paid under this Section 6.07(c) shall be borne by the party who does not prevail in the final and nonappealable award or order of a court of competent jurisdiction relating to such matter. Such payment shall be made promptly upon receipt of such final and nonappealable award or order of a court of competent jurisdiction.

          (d) The Company shall refund to Parent any Financing Termination Fee paid by Parent to the Company pursuant to Section 6.07(c) (whether paid from the Escrow Amount or otherwise) if, within twelve months after the termination of the Merger Agreement, the Company enters into a definitive agreement to consummate (and thereafter subsequently consummates; provided that such consummation is not required to occur within such twelve-month period), or if there is no definitive agreement, consummates (such date, the "Transaction Date"), (i) the Identified Company Takeover Proposal or (ii) any other Company Takeover Proposal which provides the Company's common stockholders with aggregate consideration per share (without giving effect to any per share holdback, escrow or similar provisions of such Company Takeover Proposal) with a fair market value on the Transaction Date equal to or more than $22.00 per share of Company Common Stock (taking into consideration the effects of any stock split, stock dividend or other similar transaction); provided that if such other Company Takeover Proposal provides the Company's common stockholders with aggregate consideration per share (without giving effect to any per share holdback, escrow or similar provisions of such Company Takeover Proposal) with a fair market value on the Transaction Date of less than $22.00 per share of Company Common Stock, the Company shall refund to Parent the Residual Amount, if any, with respect to such

Company Takeover Proposal. Any such refund due from the Company shall be paid to Parent by the Company in same day funds on the second business day after the Transaction Date.

          (e) For purposes of Section 6.07(d),

          (i) the "Residual Amount" shall mean with respect to a Company Takeover Proposal (A) the amount of the Financing Termination Fee, less
     (B) the Gap Amount, provided that the Residual Amount shall not be less than zero; and

          (ii) the "Gap Amount" shall mean with respect to any such other Company Takeover Proposal the product of (A) (x) $22 less (y) the sum of
     (I) the fair market value on the Transaction Date of the aggregate consideration per share of Company Common Stock provided directly or indirectly to the Company's common stockholders by such Company Takeover Proposal (without giving effect to any per share holdback, escrow or similar provisions of such Company Takeover Proposal) and (II) if the Company Takeover Proposal is for less than substantially all of the Company's equity securities or assets, the fair market value per share of Company Common Stock on the Transaction Date of the equity securities and/or assets of the Company retained by the Company's common stockholders, multiplied by (B) the number of outstanding shares of Company Common Stock on the Transaction Date.

          (f) The Company and Parent acknowledge and agree that the payment of the Financing Termination Fee shall be a payment in respect of damages to the Company and its subsidiaries and in the event that a claim is made against Parent or any of its subsidiaries relating to this Agreement or any transaction expressly contemplated hereby, any amounts payable pursuant to a judgment or award relating thereto shall be reduced by the amount of the Financing Termination Fee paid hereunder. For the avoidance of doubt, nothing in this Section 6.07 (but subject to Section 8.02) and nothing in the Escrow Agreement shall be deemed to restrict the Company from pursuing, or otherwise limit the Company's ability to pursue, any remedies available to the Company (at law, in equity or otherwise) in connection with any of the matters referenced in Section 6.07.

          (g) ARBITRATION. All disputes as to whether the Financing Termination Fee is payable under Section 6.07(c) shall be finally settled by arbitration in accordance with the then-existing Rules for Commercial Arbitration of the American Arbitration Association within 45 days of submission of the matters in dispute. The arbitration shall be held in New York City. The arbitration proceedings shall be conducted, and the award shall be rendered, in the English language. The parties intend that the provisions to arbitrate set forth in this Section 6.07(g) be valid, exclusive, enforceable and irrevocable. The designation of a situs or a governing law for this Agreement or the arbitration shall not be deemed an election to preclude the Federal Arbitration Act, if it would be applicable. The parties hereto agree to comply with any determination made in any such arbitration proceedings that has become final in accordance herewith and agree to the entry of a judgment in any jurisdiction upon any determination rendered in such proceedings becoming final. Such arbitration shall be subject to the following conditions:

          (i) Each party shall select one arbitrator who shall be an experienced lawyer and fluent in English. The two arbitrators appointed by the parties shall select a third arbitrator from among arbitrators designated by the American Arbitration Association.

          (ii) All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (h) The Company and Parent jointly shall instruct the Escrow Agent to release the Escrow Amount to Parent in accordance with the terms and conditions of the Escrow Agreement either (i) upon the consummation of the Merger or (ii) subject to Section 4 of the Escrow Agreement, within two business days after the Merger Agreement is terminated under circumstances in which the Financing Termination Fee is not required to be paid to the Company pursuant to Section 6.07(c).

          SECTION 6.08. PUBLIC ANNOUNCEMENTS. Promptly after the execution of this Agreement, Parent and the Company will issue a press release relating to the subject matter of this Agreement in the form previously mutually agreed by Parent and the Company. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and make reasonable comment upon, any press release or other public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange. Promptly after the press release (but in no event more than one business day after the date of this Agreement), Parent shall file one or more current reports on Form 8-K announcing the Merger and attaching the press release and this Agreement.

          SECTION 6.09. TRANSFER TAXES. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Merger shall be paid by either Sub or the Surviving Corporation, and the Company shall cooperate with Sub and Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes, including supplying in a timely manner any information with respect to property of the Company that is reasonably necessary to complete such Tax Returns.

          SECTION 6.10. STOCKHOLDER LITIGATION. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to the Merger; provided, however, that no such settlement shall be agreed to without Parent's consent, which shall not be unreasonably withheld or delayed.

          SECTION 6.11. COMPANY CREDIT FACILITY. At or prior to the Closing, Parent shall have entered into any necessary agreements or arrangements to assume, pay or otherwise satisfy or discharge, effective as of the Effective Time, all of the obligations of the Company and the Company Subsidiaries under the Company Credit Facility. Parent shall coordinate with the Company in connection with any negotiations or discussions with the principal lenders under the Company Credit Facility.

          SECTION 6.12. GUARANTY OF PARENT. Parent hereby irrevocably and unconditionally guarantees the full and prompt payment by Parent to the Company or any Covered Person, when due to the Company or any Covered Person, of all amounts due under this Agreement from the Surviving Corporation, and the performance of all other obligations of the Surviving Corporation under this Agreement (including the obligations of the Surviving Corporation under Section 6.06).

          SECTION 6.13. ADVISE OF CHANGES. The Company shall promptly advise Parent and Parent shall promptly advise the Company orally and in writing of any change or event that causes or would reasonably be expected to cause any condition to the Merger set forth in Article VII not being satisfied.

          SECTION 6.14. ESCROW. The Parent shall, on December 19, 2003, deposit the Escrow Amount with the Escrow Agent, subject to the Escrow Agreement.

          SECTION 6.15. NO TRANSFERS. OCR represents and warrants that, as of the date of this Agreement, it owns 4,158,243 shares of Company Common Stock and agrees that, for so long as this Agreement is in effect, it will not sell, transfer or otherwise dispose of such shares.


                                  ARTICLE VII

                             CONDITIONS PRECEDENT

          SECTION 7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) STOCKHOLDER APPROVAL. The Company shall have obtained the Company Stockholder Approval.

          (b) ANTITRUST. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (c) NO INJUNCTIONS OR RESTRAINTS. No temporary judgment issued by any court of competent jurisdiction or other law preventing the consummation of the Merger shall be in effect; provided, however, that prior to asserting this condition, subject to Section 6.03, each of the parties shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such judgment that may be entered.

          SECTION 7.02. CONDITIONS TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are further subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed in all material respects all obligations to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) NO LITIGATION. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity or any other person, in each case that has a reasonable likelihood of success, (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and the Company Subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company, Parent or any of their respective subsidiaries, as a result of the Merger, (iii) seeking to impose limitations on the ability of Parent to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock purchased by it on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries.

          (d) ABSENCE OF COMPANY MATERIAL ADVERSE EFFECT. Except as disclosed in Section 7.02(d) of the Company Disclosure Letter, since the date of this Agreement there shall not have been any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

          (e) FINANCING. Parent and/or Sub shall have received, pursuant to the Financing (consistent with Section 6.03(e)), financing sufficient for it to consummate the Merger and the other transactions contemplated hereby.

          (f) CHANGE OF CONTROL APPROVALS. The Company and each Company Subsidiary shall have received approvals (including any change of control approvals) from Medicare, Medicaid and each state where such approval is required by Law to consummate the Merger, except where the failure to obtain such approval would not have a material adverse effect on the ability of Parent and/or the Company to consummate the Merger or on the ability of Parent to obtain the Financing.

          SECTION 7.03. Condition to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub in Sections 4.01, 4.03, 4.04, 4.08, 4.10 and 4.12 of this Agreement that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date). The Company shall have received a certificate signed on behalf of each of Parent and Sub by the chief executive officer and the chief financial officer of the Parent and Sub, respectively, to such effect.

          (b) PERFORMANCE OF OBLIGATIONS OF PARENT AND SUB. Parent and Sub shall have performed in all material respects all obligations to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of each of Parent and Sub by the chief executive officer and the chief financial officer of Parent and Sub, respectively, to such effect.

          (c) CLOSING PAYMENTS. Parent shall have delivered to the Paying Agent the aggregate Merger Consideration required to be deposited with the Paying Agent pursuant to Article II and the amounts required to be deposited with the Paying Agent pursuant to Section 6.04.

          (d) COMPANY CREDIT FACILITY. The Company shall have received evidence reasonably satisfactory to the Company that Parent has satisfied its obligations under Section 6.11.


                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

               (i) if the Merger is not consummated on or before March 15, 2004 (the "Outside Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b)(i) shall not be available to any party whose breach of this Agreement has been a principal reason the Merger has not been consummated by such date; or

               (ii) if any Governmental Entity issues an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

          (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7.02(a) or
     Section 7.02(b), and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent is not then in wilful and material breach of any representation, warranty or covenant contained in this Agreement);

          (d) by Parent if the Company or any of its officers, directors, employees, representatives or agents breaches Section 5.02 (without giving effect for purposes of this Section 8.01(d) to the word "knowing" in the proviso of the first sentence of Section 5.02(a) or the word "material" in the second sentence of Section 5.02(a));

          (e) by the Company, if Parent breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of the condition set forth in Section 7.03(b),
     Section 7.03(c) or Section 7.03(d), and

     (ii) cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that the Company is not then in wilful and material breach of any representation, warranty or covenant contained in this Agreement); and

          (f) by the Company, if each of the Company Board and the Special Committee shall have approved, and the Company shall immediately following such termination enter into, a definitive agreement providing for a Superior Company Proposal that was received by the Company Board after the date of this Agreement and prior to 11:59 p.m. Eastern Time on January 24, 2004; provided, however, that (i) such Superior Company Proposal was not knowingly solicited by the Company in violation of
     Section 5.02(a) or 5.02(f) and (ii) the Company has complied with all the provisions of the second sentence of Section 5.02(b);

          (g) by the Company, if the Merger is not consummated on or before February 29, 2004; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(g) if the Company's breach of this Agreement has been a principal reason the Merger has not been consummated by such date.

          SECTION 8.02. EFFECT OF TERMINATION. (a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company or any of their respective Representatives, other than Section 3.20, Section 4.06, the last sentence of Section 6.02, Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination (and other than as provided in the Escrow Agreement which shall survive such termination), and except to the extent that such termination results from the wilful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.

          (b) Parent hereby covenants and agrees that, in the event this Agreement is terminated by the Company pursuant to Section 8.01(e) or is terminated under any other circumstances in which Parent is required by
Section 6.07(c) to pay to the Company the Financing Termination Fee, for a period of 90 days after such termination, OCR shall vote all of the shares of Company Common Stock, held by OCR or direct or cause the voting thereof, in favor of the adoption of any definitive agreement providing for the Identified Company Takeover Proposal, provided that (i) the Identified Company Takeover Proposal is unanimously recommended by the Special Committee and approved by the Company Board after consultation with its financial advisors and receipt of an appropriate fairness opinion and (ii) the Identified Company Takeover Proposal shall mean only the Identified Company Takeover Proposal (as defined in Section 5.02(f)). Parent further agrees to execute and deliver any consents for such purpose and to appear in person or by proxy at any annual or special meeting of stockholders of the Company called for such purpose.

          SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that (i) after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders, (ii) no amendment shall be made to this Agreement after the Effective Time and (iii) except as provided above no amendment of this Agreement by the Company shall require the approval of the stockholders of the Company. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 8.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Subject to the proviso in Section 8.03, no extension or waiver by the Company shall require the approval of the stockholders of the Company. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 8.05. PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee or committee of its Board of Directors. Termination of this Agreement prior to the Effective Time shall not require the approval of the stockholders of the Company.


                                  ARTICLE IX

                              GENERAL PROVISIONS

          SECTION 9.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 9.2. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or Sub, to

               Roto-Rooter, Inc.
               2600 Chemed Center
               255 East Fifth Street
               Cincinnati, Ohio 45202
               Facsimile: (513) 762-6919

               Attention: Kevin McNamara



               with copies (which shall not constitute notice) to:

               Roto-Rooter, Inc.
               2600 Chemed Center
               255 East Fifth Street
               Cincinnati, Ohio 45202
               Facsimile: (513) 287-6216

               Attention: Naomi C. Dallob, Esq.

               and

               Cravath, Swaine & Moore LLP
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019
               Facsimile:  (212) 474-3700

               Attention:  Thomas E. Dunn, Esq.

          (b) if to the Company, to

               Vitas Healthcare Corporation
               100 South Biscayne Boulevard
               Suite 1500
               Miami, Florida 33131
               Facsimile: (305) 350-6059

               Attention: General Counsel


               with a copy (which shall not constitute notice) to:

               Hogan & Hartson L.L.P.
               Columbia Square
               555 Thirteenth Street, NW
               Washington, DC  20004
               Facsimile:  (202) 637-5910

               Attention:  Robert J. Waldman, Esq.

          SECTION 9.03. DEFINITIONS. For purposes of this Agreement:

          An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. The Company and the Company Subsidiaries shall not be affiliates of Parent or any subsidiary of Parent.

          A "business day" means the period from 9:00 a.m. to 5:00 p.m. on any weekday that is not a banking holiday in New York City.

          "knowledge of the Company" or words of similar import used in this Agreement in relation to the Company mean the actual knowledge of each officer and director of the Company, without any duty of inquiry or investigation.

          A "material adverse effect" on a party means a material adverse effect on the business, assets, financial condition or results of operations of such party and its subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed to constitute or shall be taken into account in determining the occurrence of a material adverse effect: (a) any adverse change in (1) general business or economic conditions, (2) national or international political conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack, (3) financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (4) GAAP, or (5) Law, orders or other binding directives issued by any Governmental Entity, so long as such adverse change does not have a materially greater adverse effect on such party and its subsidiaries, taken as a whole, than on other participants in the industry in which such party and its subsidiaries operate (other than as a result solely of the Company's size relative to other participants in the industry); (b) any adverse change generally applicable to the industry in which such party or any of its subsidiaries operate, and not specifically relating to such party or any of its subsidiaries, so long as such adverse change does not have a materially greater adverse effect on such party and its subsidiaries, taken as a whole, than on other participants in the industry in which such party and its subsidiaries operate (other than as a result solely of the Company's size relative to other participants in the industry); (c) the failure, in and of itself, by such party or any of its subsidiaries to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement; or
(d) any effect arising from compliance by any party to this Agreement or any subsidiary of such party with the terms of, or the taking of any action required by or the implementation of, this Agreement or the transactions expressly contemplated hereby, or the announcement of this Agreement or the transactions expressly contemplated hereby, including any effects on patients, customers, suppliers and personnel (provided that this clause (d) shall not apply with respect to Section 3.04, Section 3.05, Section 4.03 or Section 4.04 or, for purposes of the definitions of Company Material Adverse Effect and Parent Material Adverse Effect, with respect to the ability of a party to perform its obligations under this Agreement or to consummate the Merger).

          A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. For the avoidance of doubt, the Foundation for End of Life Care, Inc., a non-profit corporation organized under the Laws of the State of Florida (the "Foundation"), shall not be deemed a subsidiary of the Company or of any subsidiary of the Company for purposes of this Agreement.

          SECTION 9.04. INTERPRETATION; DISCLOSURE LETTERS. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof," "herein," "hereby" and

"hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if." The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. For the avoidance of doubt, all lower case words used in this Agreement shall be interpreted in accordance with the DGCL unless such lower case word is otherwise defined in this Agreement. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a person are also to its permitted successors and assigns. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to any successor law and all rules and regulations promulgated thereunder or under such successor law, unless the context requires otherwise. The mere inclusion of an item in the Company Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission by the Company that such item represents an exception or material fact, event or circumstance or that such item is reasonably likely to have a Company Material Adverse Effect.

          SECTION 9.05. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 9.6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 9.7. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement, taken together with the Company Disclosure Letter, the Parent Disclosure Letter, the Escrow Agreement, the Investor Agreement and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Merger and (b) except for the provisions of
Article II, Section 6.04 and 6.06, are not intended to confer upon any person other than the parties any rights or remedies. For the avoidance of doubt, (i) the Investor Agreement shall remain in full force and effect in accordance with its terms until the Effective Time and (ii) except to the extent expressly provided in this Agreement, nothing herein shall be deemed to constitute a waiver, change, modification, alteration or amendment of or to any term or provision of, or the rights and obligations of the parties under, the Investor Agreement.

          SECTION 9.08. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 9.09. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.10. ENFORCEMENT. (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or the Merger (other than as provided in Section 6.07(g)), (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or the Merger in any court other than the Court of Chancery of the State of Delaware (other than as provided in Section 6.07(g)) and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or the Merger.

          (b) The Company, Parent, Sub and OCR hereby irrevocably consent to the service of any summons and complaint and any other process which may be served in any action or proceeding arising out of or related to this Agreement brought in any the Court of Chancery of the State of Delaware by the mailing by certified or registered mail of copies of such process to the other parties at the addresses set forth in Section 9.02. Nothing herein shall preclude service of process by any other means permitted by Law.

          SECTION 9.11. WAIVER OF NOTICE. OCR hereby waives compliance with the notice requirements set forth in Section 6 of that certain Warrant C issued on April 27, 2001 by the Company to OCR providing for the purchase of up to 1,636,364 shares of Company Common Stock with respect to this Agreement, the Merger or the other transactions expressly contemplated hereby.

          IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed and delivered this Agreement, all as of the date first written above.

                                        ROTO-ROOTER, INC.,

                                         by

                                             /s/ Kevin J. McNamara
                                           ___________________________________
                                           Name:  Kevin J. McNamara
                                           Title: President & Chief Executive
                                                              Officer

                                        MARLIN MERGER CORP.,

                                         by
                                             /s/ Kevin J. McNamara
                                           _________________________________
                                           Name:  Kevin J. McNamara
                                           Title: President


                                        VITAS HEALTHCARE CORPORATION,

                                         by
                                             /s/ Hugh A. Westbrook
                                           ___________________________________
                                           Name:  Hugh A. Westbrook
                                           Title: Chairman and Chief Executive
                                                               Officer


                                        For purposes of Sections 4.03, 6.01(c),
                                        6.01(d), 6.01(b), 6.15, 8.02(b), 9.07,
                                        9.09, 9.10 and 9.11 only:

                                        COMFORT CARE HOLDINGS CO.,

                                         by
                                             /s/ Kevin J. McNamara
                                           __________________________
                                           Name:  Kevin J. McNamara
                                           Title: Vice President

                         CERTIFICATE OF INCORPORATION

                                      OF

                             SURVIVING CORPORATION


                                   ARTICLE I

          The name of the corporation (hereinafter called the "Corporation")

is [NAME OF CORPORATION].

                                  ARTICLE II

          The address of the Corporation's registered office in the State of

Delaware is /{circle}/, Delaware.  The name of the registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation

Law of the State of Delaware.

                                  ARTICLE IV

          The total number of shares of all classes of stock that the

Corporation shall have authority to issue is 1,000 shares of Common Stock having the par value of $0.01 per share.

                                   ARTICLE V

          The number of directors of the Corporation shall be fixed from time to time by the Board of Directors of the Corporation.

                                  ARTICLE VI

          In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

                                  ARTICLE VII

          Unless and except to the extent that the By-laws of the

Corporation so require, the election of directors of the Corporation need not be by written ballot.

                                 ARTICLE VIII

          To the fullest extent from time to time permitted by law, no director of the Corporation shall be personally liable to any extent to the

Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director.

                                  ARTICLE IX

          Each person who is or was or had agreed to become a director or officer of the Corporation, and each such person who is or was serving or who had agreed to serve at the request of the Corporation as a director, officer,

partner, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted from time to time by applicable law.